Exhibit 10.41

FINAL

OPERATING AGREEMENT

OF

ALIANTE  HOLDING, LLC

DECEMBER 16, 2005

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS
1.1	Definitions	1
ARTICLE II	FORMATION
2.1	Formation	15
2.2	Name	15
2.3	Purposes and Powers	15
2.4	Registered Agent and Registered Office	16
ARTICLE III	MANAGEMENT
3.1	The Executive Committee	16
3.2	No Liability for Fees, Costs and Expenses of Aliante LLC and Losee LLC	16
3.3	[Reserved.]	16
3.4	[Reserved.]	16
3.5	[Reserved.]	17
3.6	Expense reimbursement	17
3.7	Removal of the Manager	17
3.8	Officers	17
3.9	Competing Transactions	17
3.10	Tax Matters Partner	18
3.11	Liability of Members	18
3.12	Prohibition Against Publicly Traded Partnership	18
3.13	Executive Committee Membership	18
3.14	Decisions Subject to Executive Committee Approval	19
3.15	Place of Meetings and Meetings by Telephone	19
3.16	Regular Meetings	19
3.17	Special Meetings	19
3.18	Quorum	19
3.19	Manner of Acting	19
3.20	Waiver of Notice	19
3.21	Adjournment	20
3.22	Action Without a Meeting	20
3.23	Resignation	20
3.24	Removal	20
3.25	Vacancies	20
3.26	Compensation to EC Members	20
3.27	Liability to Third Parties	20
3.28	No Guarantee of Return by EC Members	20
3.29	Transactions with Company or Otherwise	20
3.30	Indemnification	21
ARTICLE IV	FINANCIAL MATTERS
4.1	Initial Capital Contributions	21
4.2	Additional Capital Contributions	21
4.3	Default	25
4.4	Allocation of Profits and Losses	29

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4.5	Distributions	31
ARTICLE V	MEMBERS; TRANSFER OF INTERESTS
5.1	Admission	32
5.2	Transfer of Interests	32
5.3	Gaming Licensing	35
5.4	Required Member Approvals	36
5.5	Place of Meetings and Meetings by Telephone	36
5.6	Annual Meeting	36
5.7	Special Call of Meetings	36
5.8	Notice of Meetings of Members	36
5.9	Manner of Giving Notice	37
5.10	Adjourned Meeting; Notice	37
5.11	Quorum; Voting	37
5.12	Waiver of Notice by Consent of Absent Members	37
5.13	Member Action by Written Consent Without a Meeting	37
5.14	Record Date for Member Notice, Voting, and Giving Consents	37
5.15	In General	38
5.16	Compliance with the Aliante Operating Agreement and the Losee Operating Agreement	41
ARTICLE VI	DISSOLUTION, LIQUIDATION AND TERMINATION
6.1	Dissolution	42
6.2	Liquidation and Termination	42
6.3	Articles of Dissolution	42
6.4	Negative Capital Accounts	42
6.5	Deemed Distribution and Recontribution	42
6.6	Limitations on Rights of Members	43
ARTICLE VII	AMENDMENTS
7.1	Amendments Generally	43
7.2	Amendments by the Executive Committee	43
ARTICLE VIII	MISCELLANEOUS
8.1	Notices	43
8.2	Binding Effect	44
8.3	Headings	44
8.4	Severability	44
8.5	Further Action	44
8.6	Governing Law	44
8.7	Waiver of Action for Partition	44
8.8	Counterpart Execution	44
8.9	Publicity	44
8.10	Transition as Manager	45
8.11	Broker Fees	45
8.12	Securities Under the UCC	45

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LIST OF EXHIBITS

Exhibit A	Legal Description of Aliante Property
Exhibit B	List of Investment Banking Firms
Exhibit C-1	Aliante Property Representations by GC
Exhibit C-2	Losee Property Representations by Station and Parent
Exhibit D	New Property(ies)
Exhibit E	Legal Description of Losee Property
Exhibit F	Notice Addresses
Exhibit G	Initial Members and Membership Interests
Exhibit H-1	Permitted Exceptions (Aliante Property)
Exhibit H-2	Permitted Exceptions (Losee Property)
Exhibit I	Articles of Organization

LIST OF SCHEDULES

Schedule 4.1(a)	GC’s Initial Capital Contribution
Schedule 4.1(b)	Station’s Initial Capital Contribution

ATTACHMENTS

Attachment I	Form of Aliante Operating Agreement
Attachment II	Form of Losee Operating Agreement
Attachment III	Form of GC Assignment of Membership Interest
Attachment IV	Form of Station Assignment of Membership Interest

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OPERATING AGREEMENT

OF

ALIANTE HOLDING, LLC

This OPERATING AGREEMENT, dated as of December 16, 2005 (the “Effective Date”), is entered into by and among (1) ALIANTE HOLDING, LLC, a Nevada limited liability company (the “Company”); (2) G.C. ALIANTE, LLC, a Nevada limited liability company (“GC”); and (3) ALIANTE STATION, LLC, a Nevada limited liability company (“Station”) and a wholly-owned subsidiary of Station Casinos, Inc. (“Parent”).  Each of the Company, GC and Station is sometimes referred to herein as a “Party,” and all of them, together, are sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties desire to enter into this Agreement to set forth (i) their respective rights, privileges, duties and obligations with respect to the Company and (ii) the terms and conditions of the management and operation of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE I

Definitions

1.1           Definitions.  The following capitalized words and phrases have the indicated meanings in this Agreement:

“Acquisition Notice” has the meaning set forth in Exhibit D.

“Act” means Chapter 86 of the Nevada Revised Statutes, as amended from time to time (and any corresponding provisions of succeeding law).

“Additional Capital Contribution(s)” shall mean all Capital Contributions of the Members other than their Initial Capital Contributions.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)            Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)           Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Additional Contribution Default” has the meaning set forth in Section 4.3(b)(i).

“Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person (excluding employees of a Person, other than executive officers and board members of such Person), (ii) any Person who is an officer or director of any Person described in Clause (i) of this definition, (iii) with respect to GC, any Greenspun Family Member, and with respect to either Parent or Station, any Fertitta Family Member, or (iv) any family member of any Person described in Clause (iii) of this definition.  For purposes of this definition, the term “family member” shall be deemed to be the spouses and lineal descendants of the Persons described in Clause (iii) of this definition.

“Affiliate Transaction” has the meaning set forth in Section 3.9.

“Agreement” means this Operating Agreement, together with all exhibits and schedules hereto, as amended from time to time.  Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Aliante Additional Capital Call(s)” has the meaning set forth in Section 4.2(f)(i).

“Aliante Financing Arrangements” means the Construction Financing, Expansion Financing or Permanent Financing, as such terms are defined in the Aliante Operating Agreement.

“Aliante LLC” means Aliante Gaming, LLC, a Nevada Limited liability company.

“Aliante Membership Interests” has the meaning set forth in Schedule 4.1(a).

“Aliante Operating Agreement” means the Amended and Restated Operating Agreement of Aliante Gaming, LLC, dated and to be effective as of January 6, 2006, by and among Aliante LLC, the Company and Station, as Manager, and acknowledged and agreed to by GC and Station, as members of the Company, together with all exhibits and schedules thereto, as amended from time to time, in the form attached hereto as Attachment I.

“Aliante Owner’s Policy” has the meaning set forth on Schedule 4.1(a).

“Aliante Project” means, collectively, all of the improvements to, and to be located on, the Aliante Property.

“Aliante Property” means the real property upon which the Aliante Project is to be developed.  The Aliante Property is legally described on Exhibit A.

“Aliante Property Documents” has the meaning set forth in Exhibit C-1.

“Annual Plan and Operating Budget” means the operating plan and budget for each Fiscal Year, as approved by the Executive Committee pursuant to the terms of this Agreement, setting forth in reasonable detail the Company’s projected gross revenues, operating costs, debt service requirements and capital expenditures and working capital requirements, including in each case the components thereof.

“Appraised Value” means, in the case of a Membership Interest, the fair market value thereof as determined by agreement of Station and GC or, in the event that Station and GC are unable to agree upon such value within thirty (30) days after the requirement to determine Appraised Value arises, as determined by one (1) investment banking firm selected jointly (and paid equally) by Station and GC from the list attached hereto as Exhibit B; provided, however, if either Station or GC give written notice to the other within five (5) days after the expiration of the foregoing thirty (30) day period that it desires to have three (3) investment banking firms determine the Appraised Value of the Membership Interests, rather than one (1) investment banking firm, or if Station and GC are unable to agree on one (1) investment banking firm within such thirty (30) day period, the determination of fair market value shall be made by three (3) investment banking firms, one (1) of which shall be selected and paid by Station from Exhibit B, one (1) of which shall be selected and paid by GC from Exhibit B within fifteen (15) days after the expiration of the foregoing thirty (30) day period and one (1) of which shall be selected from Exhibit B by the two (2) investment banking firms so selected within fifteen (15) days after the expiration of the foregoing fifteen (15) day period and paid equally by Station and GC.  In the event that there is one (1) investment banking firm, its determination of fair market value shall be the Appraised Value.  If there are three (3) investment banking firms, the Appraised Value shall be the average of the two (2) closest determinations, in dollar value, of fair market value made by the three (3) investment banking firms as so selected.  Unless the Members unanimously instruct the Executive Committee otherwise, the Executive Committee shall instruct the investment banking firm to calculate the fair market value of the Company as a going concern, without any discount for (i) lack of liquidity, (ii) restrictions on transferability, (iii) minority interest, (iv) lack of control, (v) overhead charges, (vi) rights to receive management fees or similar types of payments for services rendered by the owner of the Membership Interest being valued and/or (vii) the financial condition, operating performance or business reputation of the Member or any party controlling the Member, but less any Company indebtedness, multiplied by the percentage ownership interest represented by the Membership Interest in question.  The determination of Appraised Value pursuant to the foregoing process shall be final and binding on all Parties.

“Articles” has the meaning set forth in Section 2.1.

“Bankrupt” means with respect to any Person the occurrence of any of the following:

(i)            Filing a voluntary petition in bankruptcy or for reorganization or for adoption of an arrangement under the United States Bankruptcy Code, as amended from time to time (or any corresponding provisions of succeeding law);

(ii)           Making a general assignment for the benefit of creditors;

(iii)          The appointment by a court of a receiver for all or substantially all of the assets of such Person

(iv)          The entry of an order for relief in the case of an involuntary petition in bankruptcy; or

(v)           The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of the Person’s assets.

“Base Management Fee” means the base management fee to be paid to the Manager pursuant to Section 3.5(a) of the Aliante Operating Agreement.

“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with the following provisions:

(i)            To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 4.4(c), and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

(ii)           To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property other than money distributed to such Member pursuant to any provision of this Agreement (other than payments made pursuant to Section 3.5), such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to such Member pursuant to Section 4.4(c);

(iii)          In the event that all or any part of a Membership Interest  is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest; and

(iv)          In determining the amount of any liability for purposes of the foregoing Clauses (i) and (ii) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  The Executive Committee shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

“Capital Contribution” means, with respect to a Member as of any date, the amount of money and other property actually contributed to the Company by such Member through such date.  The amount of a Capital Contribution made in property other than money shall be the fair market value, net of assumed liabilities, of the contributed property as determined in good faith by the Executive Committee; provided, however, GC’s Initial Capital Contribution and Station’s Initial Capital Contribution shall have the values ascribed in Schedule 4.1(a) and Schedule 4.1(b), respectively.

“Change in Control” means, in the case of Station, an event or series of events by which:

(i)                                                           Parent or a wholly-owned Subsidiary of Parent ceases to own one hundred percent (100%) of the issued and outstanding voting securities of Station; or

(ii)                                                        Parent sells, conveys, transfers or leases, directly or indirectly, all or substantially all of the properties and assets of Parent and its subsidiaries to any Person; or

(iii)                                                     any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Existing Equity Holders, as defined below) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial  ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing forty percent (40%) or more of the combined voting power of Parent’s Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of Parent’s Voting Stock as is “beneficially owned” by such “person;” or

(iv)                                                    Parent consolidates with or merges into another corporation or any corporation consolidates with or merges into Parent, in either event pursuant to a transaction in which the outstanding Voting Stock of Parent is changed into or exchanged for cash, securities or other property, other than any such transaction between Parent and its wholly-owned subsidiaries, with the effect that any “person” (other than the Existing Equity Holders) becomes the “beneficial owner,” directly or indirectly, of securities representing forty percent (40%) or more of the combined voting power of Parent’s Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least  at least the same percentage of the combined voting power of Parent’s Voting Stock as is “beneficially owned” by such “person”; or

(v)                                                       Neither Frank J. Fertitta III, nor Lorenzo J. Fertitta, nor any of their  respective lineal descendants, is, for a period of ninety (90) days or more in any calendar year, the chief executive officer of Parent with the powers, duties and authority commensurate with such office.

“Change in Control Call” has the meaning set forth in Section 5.2(b)(ii).

“Change in Control Call Exercise Notice” has the meaning set forth in Section 5.2(b)(ii).

“Change in Control Notice” has the meaning set forth in Section 5.2(b)(i).

“Change in Control Put” has the meaning set forth in Section 5.2(b)(iii).

“Change in Control Put Exercise Notice” has the meaning set forth in Section 5.2(b)(iii).

“Change in Control Put Period” has the meaning set forth in Section 5.2(b)(iii).

“Claims” has the meaning set forth in Section 3.29(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Collateral’s Fair Market Value” has the meaning set forth in Section 4.2(f)(ix).

“Company” has the meaning set forth in the introductory paragraph.

“Construction Financing” means third-party debt financing for the construction of the Aliante Project (not including any Expansion Project).

“Construction Loan Documents” means any and all documents executed in connection with the Construction Financing as approved by Executive Committee of Aliante LLC at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Contracts, as to the Aliante Property, has the meaning set forth in Exhibit C-1 and, as to the Losee Property, has the meaning set forth in Exhibit C-2.

“Contribution Date” means January 6, 2006.

“Cross-Default Member” has the meaning set forth in Section 4.2(f)(ix).

“Curable Default” has the meaning set forth in Section 4.2(f)(ix).

“Cure Collateral” has the meaning set forth in Section 4.2(f)(ix).

“Cure Cost of Capital” has the meaning set forth in Section 4.2(f)(ix).

“Cure Pledge” has the meaning set forth in Section 4.2(f)(ix).

“Curing Party” has the meaning set forth in Section 4.2(f)(ix).

“Default Amount” has the meaning set forth in Section 4.3(b)(i).

“Default Call” has the meaning set forth in Section 4.3(d)(i).

“Default Contribution” has the meaning set forth in Section 4.3(b)(i).

“Default Distribution” has the meaning set forth in Section 4.3(b)(i).

“Default Loan” has the meaning set forth in Section 4.3(g).

“Default Loan Interest” has the meaning set forth in Section 4.3(g).

“Default Put” has the meaning set forth in Section 4.3(d)(ii).

“Default Put Exercise Date” has the meaning set forth in Section 4.3(d)(ii).

“Default Repayment Event” has the meaning set forth in Section 4.3(b)(ii).

“Defaulting Member” means a Member that fails to pay all or any portion of a Capital Contribution when required to do so hereunder.

“Dilution Date” has the meaning set forth in Section 4.3(d)(i).

“Dilution Interest” has the meaning set forth in Section 4.3(b)(i).

“Dilution Interest Payment Amount” has the meaning set forth in Section 4.3(b)(i).

“Disproportionate Contribution” has the meaning set forth in Section 4.2(f)(iii).

“Disproportionate Guaranty Contribution” has the meaning set forth in Section 4.2(f)(viii).

“Distributable Cash” has the meaning set forth in Section 4.5(a).

“EC Member” means either of the GC EC Member and the Station EC Member.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Excess Construction Contributions” has the meaning set forth in Section 4.2(b) of the Aliante Operating Agreement.

“Executive Committee” has the meaning set forth in Section 3.12.

“Exempt Affiliate” means a Person who is not a Fertitta Family Member, but who is an Affiliate solely because such Person is an investor in Parent or an investor in a successor to Parent by merger, consolidation, acquisition or similar manner, for a bona fide business purpose other than to evade the prohibition set forth in Section 3.8(a) in the Aliante Operating Agreement

“Exempt Property” means a hotel and/or casino owned, operated, or managed by an investor in Parent (other than a Fertitta Family Member) or a successor to Parent (by merger, consolidation, acquisition or similar manner which is undertaken for an independent, bona fide business purpose other than to evade the prohibition set forth in Section 3.8(a) of the Aliante Operating Agreement) which was owned, operated or managed by such an investor in Parent (other than a Fertitta Family Member) or a successor to Parent prior to such merger, consolidation, acquisition or similar transaction.

“Existing Equity Holders” means Frank J. Fertitta III, Blake L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson, Scott M Nielson and William W. Warner and their executors, administrators or the legal representatives of their estates, their heirs, distributees, any trust as to which any of the foregoing is a settlor or co-settlor and corporation, partnership or other entity which is an Affiliate of any of the foregoing.  Existing Equity Holders shall also mean any lineal descendants of such persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such Person.

“Expansion Financing” means third-party debt financing for the construction of each Expansion Project and to refinance the previous construction financing therefor, as approved by Executive Committee of Aliante LLC at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Expansion Project” means each additional construction project at the Aliante Project after the initial construction project if and as approved by the Executive Committee of Aliante LLC at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Expansion Project Loan Documents” means any and all documents, agreements and instruments evidencing the terms and conditions of an Expansion Financing, as approved by the Executive Committee at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Fair Market Value” has the meaning set forth in Exhibit D.

“Fertitta Family Members” means Frank J. Fertitta III and Lorenzo J. Fertitta, and such Persons’ spouses and lineal descendants or trusts for the benefit of such Persons or their spouses or lineal descendants.

“Fiscal Year” means the Company’s fiscal year ending on December 31 of each year (or, if earlier, the date on which the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)).  The first Fiscal Year of the Company shall commence on the Effective Date, and subsequent Fiscal Years shall commence on January 1.

“Gaming Authority” means those federal, state and local governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of gaming or gaming activities in any jurisdiction, including within the State of

Nevada, specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and applicable local authorities.

“Gaming Laws” means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in the Chapter 463 of the Nevada Revised Statutes, and the regulations of the Nevada Gaming Commission and Nevada State Gaming Control Board promulgated thereunder, as amended from time to time.

“Gaming Licenses” shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities under the Gaming Laws.

“Gaming Problem” has the meaning set forth in Section 5.3(b).

“GC” has the meaning set forth in the introductory paragraph.

“GC’s actual knowledge” has the meaning set forth in Exhibit C-1.

“GC Affiliates” has the meaning set forth in Section 4.2(f)(iv).

“GC EC Member” has the meaning set forth in Section 3.12.

“GC’s Initial Capital Contribution” has the meaning set forth in Section 4.1(a).

“GC Pledgors” has the meaning set forth in Section 4.2(f) of the Aliante Operating Agreement.

“Governmental Permits” as to the Aliante Property, has the meaning set forth in Exhibit C-1 and, as to the Losee Property, has the meaning set forth in Exhibit C-2.

“Greenspun Family Member” means any of the following people: Susan Fine, Daniel Greenspun, Jane Greenspun Gayle, Brian Greenspun, and Phillip Peckman, and each of such Persons’ spouses and lineal descendants or trusts for the benefit of any such Persons or their spouses and lineal descendants.

“Greenspun Person” means each of GC, the Greenspun Family Members or any Affiliate of the foregoing (excluding any Exempt Affiliate).

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)            The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined in good faith by the Executive Committee, as of the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital

Contribution; and the distribution by the Company to a Member of more than a de minimis amount of property as consideration for the Member’s interest in the Company;

(ii)           The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset, as determined in good faith by the Executive Committee, on the date of distribution;

(iii)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Clause (iii) to the extent that an adjustment pursuant to the foregoing Clause (i) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this Clause (iii); and

(iv)          The Gross Asset Value of any asset contributed to the Company shall be its agreed-upon fair-market value, adjusted for book depreciation, amortization or other cost recovery deductions for periods subsequent to its contribution in the manner provided in Clause (vi) of the definition of “Profit” and “Loss.”

“Hazardous Materials” as to the Aliante Property, has the meaning set forth in Exhibit C-1 and, as to the Losee Property, has the meaning set forth in Exhibit C-2.

“Incentive Management Fee” means the incentive management fee payable to the Manager pursuant to Section 3.5(b) of the Aliante Operating Agreement.

“Indemnitee” has the meaning set forth in Section 3.30(a).

“Initial Capital Contributions” means GC’s Initial Capital Contribution and Station’s Initial Capital Contribution.

“Initial Dilution” has the meaning set forth in Section 4.3(b)(i).

“Leases” as to the Aliante Property, has the meaning set forth in Exhibit C-1 and, as to the Losee Property, has the meaning set forth in Exhibit C-2.

“Losee Additional Capital Call” has the meaning set forth in Section 4.2(g).

“Losee LLC” means Losee Elkhorn Properties, LLC, a Nevada Limited liability company.

“Losee Membership Interests” has the meaning set forth on Schedule 4.1(b).

“Losee Operating Agreement” means the Amended and Restated Operating Agreement of Losee Elkhorn Properties, LLC, dated and to be effective as of January 6, 2006, by and between Losee LLC and the Company,  and acknowledged and agreed to by GC and Station, as members of the Company, together with all exhibits and schedules thereto, as amended from time to time, in the form attached hereto as Attachment II.

“Losee Owner’s Policy” has the meaning set forth on Schedule 4.1(b).

“Lossee Project” means, collectively, all of the improvements to, and to be located on, the Losee Property.

“Losee Property” means the real property legally described on Exhibit E.

“Losee Property Documents” has the meaning set forth in Exhibit C-2.

“Manager” means Station in its capacity as the Manager of Aliante LLC pursuant to the Aliante Operating Agreement.

“Member” means any Person that is or becomes a party to this Agreement as a member of the Company.  The initial Members of the Company are GC and Station, and the addresses of the initial Members are set forth on Exhibit F.

“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions” as determined in accordance with Regulations Section 1.704-2(i)(2).

“Membership Interest” means a Member’s undivided percentage interest in the Company.  Such interest includes any and all rights to which such Member may be entitled as provided in this Agreement or the Act, including such Member’s Capital Account, together with all obligations of such Member under this Agreement or the Act.  The initial percentage Membership Interests of the initial Members of the Company are set forth on Exhibit G, which percentages shall be subject to adjustment from time to time as set forth in Sections 4.2 and 4.3.

“Minimum Gain” shall mean “partnership minimum gain” as determined in accordance with Regulations Section 1.704-2(d)(1).

“Minimum Gain Attributable to Member Nonrecourse Debt” shall mean “partner nonrecourse debt minimum gain” as determined in accordance with Regulations Section 1.704-2(i)(3).

“New Property” has the meaning set forth in Exhibit D.

“New Property Costs” has the meaning set forth in Exhibit D.

“New Property Operating Agreement” has the meaning set forth in Exhibit D.

“New Property Purchase Agreement” has the meaning set forth in Exhibit D.

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(c).

“Non-Defaulting Member” means a Member that has made all of its Capital Contributions hereunder at a time when the other Member is a Defaulting Member.

“Notice Address” has the meaning set forth in Section 8.1.

“Notices” has the meaning set forth in Section 8.1.

“Notice to Participate” has the meaning set forth in Exhibit D.

“Offering Member” has the meaning set forth in Exhibit D.

“Offering Member’s Interest” has the meaning set forth in Exhibit D.

“Opening” means the date on which the casino portion of the Aliante Project is first opened to the public and commences business.

“Other Member” has the meaning set forth in Exhibit D.

“Owners Policy” as to the Aliante Property, has the meaning set forth in Schedule 4.1(a) and, as to the Losee Property, has the meaning set forth in Schedule 4.1(b).

“Parent” has the meaning set forth in the introductory paragraph.

“Participation Election” has the meaning set forth in Exhibit D.

“Participation Election Period” has the meaning set forth in Exhibit D.

“Party” and “Parties” have the meanings set forth in the introductory paragraph.

“Permanent Financing” means any debt financing incurred by Aliante LLC for refinancing or replacing, in whole or in part, the Construction Financing, any Expansion Financing or prior Permanent Financing on terms and conditions approved by the Executive Committee of Aliante LLC at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Permanent Loan Documents” means any and all documents executed in connection with any Permanent Financing as approved by Executive Committee of Aliante LLC at any time and from time to time pursuant to the terms of the Aliante Operating Agreement.

“Permitted Exceptions” means, with respect to the Aliante Property, those matters set forth on Exhibit H-1, and with respect to the Losee Property, those matters set forth on Exhibit H-2.

“Person” means any individual, corporation, limited liability company, partnership, trust or other entity.

“Pledge/Guaranty Document” and “Pledge/Guaranty Documents” each have the meanings set forth in Section 4.2(f) of the Aliante Operating Agreement.

“Problem Member” has the meaning set forth in Sections 5.3(a) and (b).

“Profits” and “Losses” for each Fiscal Year (or other period) means an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii)          In the event the Gross Asset Value of any Company asset is adjusted pursuant to Clause (i) or Clause (ii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)          Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)           Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 4.4(c) and 4.4(d)(ii) hereof shall be excluded from such taxable income or loss; and

(vi)          If the Gross Asset Value of any Company asset is different from its adjusted tax basis at the beginning of the Fiscal Year, then, in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction bears to such beginning adjusted tax basis; provided, however, that if such beginning adjusted tax basis is zero, such amount shall be determined with reference to such beginning Gross Asset Value using any reasonable method determined by the Executive Committee.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.4(c)(vi).

“Registered Agent” has the meaning set forth in Section 2.4.

“Removal Put Exercise Date” has the meaning set forth in Section 3.6(a).

“Required Guaranty Payment” has the meaning set forth in Section 4.2(f)(viii).

“Restricted Activity” has the meaning set forth in Section 3.8(a) in the Aliante Operating Agreement.

“Restricted Area” means the property area set forth on Exhibit L to the Aliante Operating Agreement.

“Restricted Period” has the meaning set forth in Section 3.8(a) to the Aliante Operating Agreement.

“Retained Distributions” has the meaning set forth in Section 4.3(b)(ii).

“Secondary Dilution” has the meaning set forth in Section 4.3(b)(i).

“Section 3.8(a) Restrictions” has the meaning set forth in Section 3.8(a) of the Aliante Operating Agreement

“Shared Expenses” has the meaning set forth in the Aliante Operating Agreement.

“Station” has the meaning set forth in the introductory paragraph.

“Station EC Member” has the meaning set forth in Section 3.12.

“Station Officer” means the Chief Executive Officer, the President or any Executive Vice President of Parent.

“Station Pledgors” has the meaning set forth in Section 4.2(f) of the Aliante Operating Agreement.

“Station’s Initial Capital Contribution” has the meaning set forth in Section 4.1(b).

“Station’s actual knowledge” has the meaning set forth in Exhibit C-2.

“Subsidiary” means, with respect to any Person, any other Person at least fifty percent (50%) of the economic or voting interest of which is owned by such Person.

“Tax Bills” means, with respect to the Aliante Property, those tax bills set forth on Exhibit C-1, and with respect to the Losee Property, those tax bills set forth on Exhibit C-2.

“Tax Items” has the meaning set forth in Section 4.4(d)(i).

“Tax Matters Member” has the meaning set forth in Section 3.10.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate or otherwise dispose of.

“Twenty Five Percent Payment” means a payment of twenty five percent (25%) per annum on the outstanding amount of a Default Amount (after reflecting at each point during the calculation of such twenty five percent (25%) payment the amount of any Default Distributions or Retained Distributions) to be paid by the Defaulting Member to the Non-Defaulting Member pursuant to the terms of Section 4.3 from the date on which such Default Amount was to be paid through the date on which such Default Amount is last outstanding (up to a maximum of one (1) year).

“Unsuitable Person” means a Member, or officer of the Company, an EC Member or an Affiliate of any such Person, (i) who is denied or refused a Gaming License by any Gaming Authority in the State of Nevada, disqualified from eligibility for a Gaming License necessary for the ownership of or participation in non-restricted gaming in the State of Nevada, determined to be unsuitable to own or control a Membership Interest or determined to be unsuitable to be connected with a Person engaged in gaming activities in the State of Nevada by a Gaming Authority or otherwise fails to obtain a Gaming License necessary for the ownership of or participation in non-restricted gaming in the State of Nevada, or (ii) whose continued involvement in the business of the Company as a Member, EC Member, officer, employee or otherwise, (A) causes the Company to lose or to be threatened with the reasonably likely loss of any Gaming License, or (B) is deemed likely, in the reasonable discretion of GC and Station and based on verifiable information or information received from the Gaming Authorities, to jeopardize or adversely affect the likelihood that the Gaming Authorities will issue a Gaming License to the Company and Aliante or to adversely affect the Company’s use of or entitlement to any Gaming License or that of GC, Aliante, Station or Parent, or any of their Affiliates.

“Voting Stock” means all issued and outstanding shares of a Person’s stock of any type, or class or any other security issued by such Person, entitling the holder of such stock or other security to vote for any member of such Person’s board of directors or otherwise with respect to the control and affairs of such Person, but excluding convertible indebtedness, of any Person that is normally entitled to vote in the election of directors, managers, managing partners or trustees.

“Withheld Taxes” has the meaning set forth in Section 4.5(b).

ARTICLE II

Formation

2.1           Formation.  The Company was formed by the filing of the Articles of Organization with the Nevada Secretary of State on December 16, 2005, which Articles of Organization are attached hereto as Exhibit I (the “Articles”).

2.2           Name.  The name of the Company shall be “Aliante Holding, LLC,”“ and all business of the Company shall be conducted in such name or in any other name or names that are selected by the Executive Committee.

2.3           Purposes and Powers.  The purpose of the Company is to own all of the issued and outstanding membership interests in Aliante LLC and Losee LLC, New Properties and/or equity interests in entities formed to acquire, hold and/or operate New Properties.  In connection therewith, the Company shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any limited liability company organized pursuant to the Act, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

2.4           Registered Agent and Registered Office.  Key Reid shall be the Company’s registered agent for purposes of the Act (the “Registered Agent”),  and the Registered Agent shall maintain the registered office of the Company as required by the Act.  The address of the Company’s initial registered office shall be c/o G.C. Aliante, LLC, c/o The Greenspun Corporation, 901 North Green Valley Parkway, Suite 210, Henderson,, Nevada 89074.  In addition to any records required by the Act, the Registered Agent shall maintain the following records at the registered office: (i) a current list of the full name and last known business address of each Member, separately identifying the Members in alphabetical order; (ii) a copy of the filed Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed; (iii) copies of the Company’s federal, foreign, state and local income tax returns and reports, if any, for the three (3) most recent years; (iv) copies of this Agreement and any amendments thereto; and (v) any financial statements of the Company for the three (3) most recent years.  The Company’s Registered Agent and office may be changed by the Executive Committee.

ARTICLE III

Management

3.1           The Executive Committee.  Subject to this Agreement and to the approval rights vested in the Members and/or GC pursuant to this Agreement, the sole responsibility and authority for the management of the Company is vested in the Executive Committee, and the Executive Committee shall have the complete right and authority to manage the business and affairs of the Company.  No Member, acting in its capacity as a Member, shall constitute an agent of the Company or have any authority to act for or bind the Company.  The Members agree that they shall use commercially reasonable efforts to cooperate with the EC Members as reasonably requested by the Executive Committee in carrying out its duties under this Agreement and in complying with any restrictions placed on the Members or the Company by any Gaming Authority.

 3.2          No Liability for Fees, Costs and Expenses of Aliante LLC or Losee LLC. The Company and the Members shall have no responsibility for the fees, costs, expenses, indebtedness or liabilities of Aliante LLC, Losee LCC or any entity entities formed to acquire, hold and/or operate New Properties or and none of such fees, costs, expenses indebtedness or liabilities shall be an obligation, liability or the responsibility of the Company or the Members.

3.3           [Reserved.]

3.4           [Reserved.]

3.5           [Reserved.]

3.6           Expense Reimbursement.  The Company shall be responsible for all operating costs incurred in accordance with the terms and provisions of this Agreement, including the Annual Plan and Operating Budget, and will reimburse all such operating costs incurred thereby by or on behalf of the Members pursuant to an approved Annual Plan and Operating Budget.

3.7           Removal of the Manager.

(a)           In the event that GC exercises its right under the Aliante Operating Agreement to remove Station as the Manager, Station shall have the right to require GC to acquire Station’s entire Membership Interest in the Company at the Appraised Value.  Station shall notify GC in writing within sixty (60) days after being removed as the Manager that it is considering exercising such right and that the Appraised Value must be determined.  Within thirty (30) days following the determination of Appraised Value, Station must give written notice to GC if it desires to sell its Membership Interest at the Appraised Value (the “Removal Put Exercise Date”).  The closing on such acquisition shall occur within sixty (60) days after the receipt of all necessary consents and approvals for such Transfer.  Station’s Membership Interest shall be conveyed free and clear of all liens and encumbrances, except those of this Agreement, and Station and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company.  The purchase price shall be paid in cash, unless otherwise agreed by Station.

(b)           In the event GC defaults on acquiring a Station’s Membership Interest pursuant to this Subsection, or the requisite consents and approvals to Transfer have not been (or cannot be) obtained for such sale within one (1) year after the Removal Put Exercise Date, or Station and its Affiliates cannot be released from all indebtedness or guaranties upon such sale within one (1) year after the Removal Put Exercise Date, then Station can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by Station from the list on Exhibit B) in a commercially reasonable time frame.

3.8           Officers.  Subject to applicable provisions of the Gaming Laws, the Executive Committee shall have the authority to appoint and remove, in its sole discretion, Persons serving as officers of the Company and to delegate to such Persons such duties and responsibilities as the Executive Committee shall deem to be in the best interests of the Company. All such appointments and delegations may be revocable at will by the Executive Committee.  If any Person appointed to serve as an officer of the Company is found to be an Unsuitable Person, the Executive Committee shall immediately remove such Person as an officer, and such Person shall thereupon automatically cease to be an officer.  Either EC Member may require the Executive Committee to discharge an officer of the Company in the event that, after notice from the Executive Committee and a sixty (60) day opportunity to cure, such officer’s performance is unsatisfactory to such EC Member.  The second request by the same EC Member to discharge an officer of the Company shall result in the termination of such officer without further notice or opportunity to cure.

3.9           Competing Transactions.   Subject to Sections 3.8(a) and 3.8(b) of the Aliante Operating Agreement, each Fertitta Person and each Greenspun Person shall be entitled to enter into any transaction that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company.  Any transactions or agreements (other than transactions or agreements expressly contemplated by this Agreement or the Aliante Operating Agreement, including reimbursement of Shared Expenses, as long as such transactions are otherwise in compliance with this Agreement or the Aliante Operating Agreement) between the Fertitta Persons and the Greenspun Persons (on the one hand) and the Company (on the other) (any such transaction referred to herein as an “Affiliate Transaction”) shall be disclosed to the Members in advance and shall be on commercially reasonable terms that are no less favorable to the Company than could be obtained from an independent third party.  No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either (a) the transaction is fair to the Company or (b) the disinterested Manager or disinterested Member(s), in either case knowing the material facts of the transaction and the Member’s interest, authorizes, approves or ratifies the transaction.  Notwithstanding the foregoing, any loans to the Company by any Member or Affiliate of a Member shall require the approval of the Executive Committee pursuant to the terms of this Agreement or the Aliante Operating Agreement.

3.10         Tax Matters Partner.  Station is hereby designated as the “tax matters partner” of the Company under Code Section 6231(a)(7) (the “Tax Matters Member”).  The Tax Matters Member shall give prompt notice to the Members of (a) the receipt by the Tax Matters Member of written notice that a federal, state or local taxing authority intends to examine the Company’s income tax returns for any year; (b) receipt by the Tax Matters Member of written notice of a final partnership administrative adjustment under Code Section 6223; and (c) receipt by the Tax Matters Member of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to any tax return of the Company.  The Tax Matters Member may not extend or waive the statute of limitations or take any other action that would compromise any tax position of the Company without the approval of the Executive Committee.

3.11         Liability of Members.  Except as otherwise provided by the Act, none of the Members shall be obligated personally for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member. Except as otherwise provided in this Agreement or by applicable law, none of the Members shall have any fiduciary or other duty to the Company or any Member with respect to the business and affairs of the Company.  The Company shall indemnify each Member and hold each Member harmless from and against any and all debts, obligations, and liabilities of the Company, if any, to which such Member becomes subject solely by reason of being a Member, whether arising in contract, tort or otherwise; provided, however, that the indemnification obligation of the Company under this Section 3.10 shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

3.12         Prohibition Against Publicly Traded Partnership.  The Executive Committee shall take all action necessary to prevent the Company from qualifying as a publicly traded partnership within the meaning of Section 7704 of the Code.

3.13         Executive Committee Membership.  There shall be an executive committee (the “Executive Committee”) of the Company comprised of one (1) representative of each of Station (the “Station EC Member”) and GC (the “GC EC Member”), so long as such Persons remain as Members.  The initial Station EC Member designated by Station shall be Frank J. Fertitta III, and the initial GC EC Member designated by GC shall be Brian L. Greenspun so long as they are alive and not disabled and are not found to be Unsuitable Persons. Station and GC shall designate their respective replacement appointees to the Executive Committee in writing to the other Member and, except as set forth in the prior sentence, may remove their respective appointees at any time by written notice to the other.  Subject to the provisions of Section 4.3(c), at all times the GC EC Member shall be a Greenspun Family Member, and the Station EC Member shall be either a Fertitta Family Member or a Station Officer.  Subject to the provisions of Section 4.3(c), at any time a vacancy is created on the Executive Committee by death, removal (with or without cause) or resignation, no action shall be taken by the Executive Committee until the Executive Committee is reconstituted in accordance with the provisions of this Section 3.13, unless the Member that is entitled to nominate such replacement EC Member shall consent to the taking of such action.  In the event of a Transfer permitted pursuant to Section 5.2(a) of the entire Membership Interest of a Member, the transferee shall have the power to appoint the EC Member previously granted to its transferor.  If any Person appointed to serve as an EC Member is found to be an Unsuitable Person, such Person shall immediately be removed as an EC Member and shall thereupon automatically cease to be a member of the Executive Committee.

3.14         Decisions Subject to Executive Committee Approval.  Except as specifically delegated in writing or set forth in an action or resolution of the Executive Committee, all matters and decisions relating to the operation of the Company shall require the approval of both EC Members.

3.15         Place of Meetings and Meetings by Telephone.  All meetings of the Executive Committee may be held at any place that has been designated from time to time by resolution of the Executive Committee.  In the absence of such a designation, regular meetings shall be held at the Registered Office.  Any meeting, regular or special, may be held by conference telephone or similar communications equipment so long as all EC Members participating in the meeting can hear one another, and all EC Members participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

3.16         Regular Meetings.  The Executive Committee shall not be required to have regular meetings, except as otherwise determined by the Executive Committee.

3.17         Special Meetings.  Special meetings of the Executive Committee for any purpose or purposes may be called at any time by one (1) EC Member.  Notice of the time and place of a special meeting shall be given and deemed received pursuant to Section 8.1.

3.18         Quorum.  All of the EC Members shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.21.

3.19         Manner of Acting.  Every act or decision of the Executive Committee shall require the affirmative unanimous approval of all of the EC Members.

3.20         Waiver of Notice.  Notice of any meeting need not be given to any EC Member who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any EC Member who attends the meeting without protesting before or at its commencement the lack of notice to that EC Member.

3.21         Adjournment.  If a quorum is not present, any EC Member present (including all EC Members participating as permitted by Section 3.15), whether or not constituting a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3.17.

3.22         Action Without a Meeting.  Any action to be taken by the Executive Committee at a meeting may be taken without such meeting by the written consent of all of the EC Members.  Any such written consent may be executed and given by telecopy or similar electronic means.

3.23         Resignation.  Any member of the Executive Committee may resign at any time by giving written notice to the Members of the Company.  The resignation of any members of the Executive Committee shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.24         Removal.  A member of the Executive Committee may only be removed pursuant to Section 3.12 or Section 4.3(c).

3.25         Vacancies.  A vacancy on the Executive Committee may only be filled in accordance with Section 3.12.

3.26         Compensation to EC Members.  The EC Members shall receive no compensation but shall be reimbursed for their reasonable and customary expenses incurred in attending meetings of the Executive Committee.

3.27         Liability to Third Parties.  The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no EC Member shall be obligated personally for any such debt, obligation, or liability by reason of his acting as an EC Member.

3.28         No Guarantee of Return by EC Members.  The Company and the EC Members do not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company.  Except as set forth in Section 3.8 of the Aliante Operating Agreement, the EC Members shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.  The EC Members shall be entitled to any other protection afforded to such EC Members under the Act.

3.29         Transactions with Company or Otherwise.  The EC Members, or any agent, servant, or employee of the EC Members, may engage in and possess any interest in other businesses or ventures of every nature and description, independently or with other Persons, and neither the Company nor any of the Members shall have any rights, by virtue of this Agreement or otherwise, in and to such independent ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof.

3.30         Indemnification.  To the fullest extent permitted by the Act:

(a)           The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each EC Member and their respective officers, partners, shareholders, directors, managers, members and employees (each an “Indemnitee”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (“Claims”) (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions and proceedings involving an Indemnitee, and all costs of investigation in connection therewith) that may be imposed on, incurred by, or asserted against an Indemnitee, in any way relating to or arising out of, or alleged to relate to or arise out of the performance of any duties or services by or on behalf of the Company or any action, inaction or omission on the part of an Indemnitee in connection with managing the Company’s business and affairs or otherwise acting as an EC Member pursuant hereto; provided, however, that the indemnification obligations in this Section 3.30 shall not apply to Claims brought by the Members; provided, further, that the indemnification obligations in this Section 3.30 shall not apply to the portion of any liability, obligation, loss, damage, penalty, cost, expense or disbursement that has been finally adjudged in a non-appealable order of court of competent jurisdiction to have resulted from (i) the gross negligence of an EC Member, (ii) the intentional misconduct or actual fraud by the proposed Indemnitee or (iii) any action for which indemnification is prohibited under the Act.

(b)           The Company shall pay expenses as they are incurred by an Indemnitee in connection with any action, claim or proceeding that such Indemnitee asserts in good faith to be subject to the indemnification obligations set forth herein, upon receipt of an undertaking from such Indemnitee to repay all amounts so paid by the Company to the extent that it is finally determined that the Indemnitee is not entitled to be indemnified therefor under the terms hereof.

(c)           The indemnification and expense payments to be provided by the Company hereunder shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

ARTICLE IV

Financial Matters

4.1           Initial Capital Contributions.

(a)           GC Capital Contribution.  The terms of GC’s initial Capital Contribution are as set forth on Schedule 4.1(a) (“GC’s Initial Capital Contribution”).

(b)           Station Capital Contribution.  The terms of Station’s initial Capital Contribution are as set forth on Schedule 4.1(b) (“Station’s Initial Capital Contribution”).

4.2           Additional Capital Contributions.

(a)           Each Member shall make such additional Capital Contributions to the Company at such times and in such amounts as required under this Section 4.2.

(b)           Any additional Capital Contributions required pursuant to this Section 4.2 shall be made by the Members pro rata in accordance with their Membership Interests as of the date that such Capital Contribution is required to be made pursuant to the terms of this Agreement, in such forms and amounts as may be determined by the Executive Committee, and shall be made only after the Initial Capital Contributions have been made in full.

(c)           In connection with any such additional Capital Contributions (other than pro rata Capital Contributions), the Company shall revalue the Members’ Capital Accounts in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations.

(d)           Except as expressly provided in this Agreement, no Member shall be entitled to withdraw as a Member or to demand or receive a return of its Capital Contribution.

(e)           No obligation of a Member to make any Capital Contribution hereunder may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of such obligation to such creditor.

(f)            With respect to Aliante LLC:

(i)            Within five (5) days after the Company receives written notice of a capital call from Aliante LLC pursuant to Section 4.2(b), Section 4.2(c) or Section 4.2(d) of the Aliante Operating Agreement (an “Aliante Additional Capital Call”), the Executive Committee shall notify each Member in writing of (A) the aggregate dollar amount of such Aliante Additional Capital Call, (B) each Member’s share (which shall be in proportion to each Member’s Membership Interest as of the date of the notice from the Executive Committee) of such Aliante Additional Capital Call (which shall be the amount of the Member’s Additional Capital Contribution with respect thereto) and (C) the date on which such Additional Capital Contribution is to be made (which shall be no sooner than ten (10) days, and no later than twenty (20) days, immediately following the date of the notice of such Additional Capital Contribution from the Executive Committee), and the Members shall make such Additional Capital Contributions to the Company within such prescribed time period.

(ii)           Except as otherwise provided in Section 4.3(g), the Company, consistent with prudent business judgment and reasonable reserves, shall promptly distribute to the Members (either as a return of capital contributions or repayment of loans or advances, as the case may be) all proceeds of Construction Financing received by the Company from Aliante LLC to the extent of the Members’ funded shares of the Company’s Excess Construction Contributions up to the date of such distribution.  Distributions pursuant to this Section 4.2(f)(ii) shall be made to the Members in proportion to the Excess Construction Contributions actually funded by them.

(iii)          If an Initial Dilution has occurred under Section 4.3(b)(i) during the one (1) year period immediately preceding the date on which any Additional Capital Contributions required to be made pursuant to this Section 4.2(f) or any of its subsections, and the Defaulting Member has not paid the Dilution Interest Payment Amount with respect to such Additional Contribution Default, then the Additional Capital Contribution required by the Non-Defaulting Member as a result of the difference between the Membership Interest of the Non-Defaulting Member immediately prior to the Initial Dilution and the Membership Interest of the Non-Defaulting Member immediately after the Initial Dilution shall be deemed a “Disproportionate Contribution” for all purposes hereunder.

(iv)          The Members acknowledge that the Members, Parent and/or Affiliates of GC (“GC Affiliates”) may execute “make-well” agreements, completion guaranties, pledge agreements, indemnity agreements, or similar surety or guaranty documents in connection with the Construction Financing, any Expansion Financing and/or the Permanent Financing.

(v)           In the event that (A) the Company is required to make a payment to the lender(s) with respect to an applicable Pledge/Guaranty Document, (B) any collateral of the Company that is pledged thereunder is foreclosed or transferred in lieu of foreclosure or (C) any dividends or distributions with respect to any pledged collateral of the Company is used to make a payment to the lender(s) on behalf of Aliante LLC, the Station Pledgors or the GC Pledgors with respect to any Pledge/Guaranty Document, then the amount credited against (or used to reduce) amounts owed by the Company, Aliante LLC, the Station Pledgors or the GC Pledgors under the Construction Loan Documents, Expansion Project Loan Documents, Permanent Loan Documents or the Pledge/Guaranty Documents as a result of the foreclosure or transfer of the collateral shall be deemed an additional capital contribution by the Company to Aliante LLC for purposes of the Aliante Operating Agreement.

(vi)          In the event that (A) any GC Pledgor is required to make a payment to the lender(s) with respect to an applicable Pledge/Guaranty Document, (B) any collateral of a GC Pledgor pledged thereunder is foreclosed or transferred in lieu of foreclosure or (C) any dividends or distributions with respect to any pledged collateral of any GC Pledgor is used to make a payment to the lender(s) on behalf of Aliante LLC, the Company, the Station Pledgors or the GC Pledgors with respect to any Pledge/Guaranty Document, then the amount credited against (or used to reduce) amounts owed by the Company, Aliante LLC, the Station Pledgors or the GC Pledgors under the Construction Loan Documents, Expansion Project Loan Documents, Permanent Loan Documents or the Pledge/Guaranty Documents as a result of the foreclosure or transfer of the collateral shall be deemed an Additional Capital Contribution by GC to the Company and an additional capital contribution by the Company to Aliante LLC for purposes of the Aliante Operating Agreement.

(vii)         In the event that (A) any Station Pledgor is required to make a payment to the lender(s) with respect to an applicable Pledge/Guarantee Document, (B) any collateral of a Station Pledgor pledged thereunder is foreclosed or transferred in lieu of foreclosure or (C) any dividends or distributions with respect to any pledged collateral of a Station Pledgor is used to make a payment to the lender(s) on behalf of Aliante LLC, the Company, a Station Pledgor or a GC Pledgor with respect to any Pledge/Guaranty

Document, then the amount credited against (or used to reduce) amounts owed by the Company, Aliante LLC, the Station Pledgors or the GC Pledgors under the Construction Loan Documents, Expansion Project Loan Documents, Permanent Loan Documents or the Pledge/Guaranty Documents as a result of the foreclosure or transfer of the collateral shall be deemed an Additional Capital Contribution by Station to the Company and an additional capital contribution by the Company to Aliante LLC for purposes of the Aliante Operating Agreement.

(viii)        In the event that, pursuant to Sections 4.2(f)(v), (vi) or (vii), one (1) Member is deemed to have made an Additional Capital Contribution, and the other Member has not made (or been deemed to have made) an Additional Capital Contribution of equal amount (the difference being a “Disproportionate Guaranty Contribution”), the Member who has made (or is deemed to have made) less of an Additional Capital Contribution shall, within ten (10) days after a Disproportionate Guarantee Contribution, pay the Member who made the Disproportionate Guaranty Contribution an amount equal to one-half (1/2) of the Disproportionate Guaranty Contribution (the  “Required Guaranty Payment”).  Upon the payment of the Required Guaranty Payment, the recipient Member’s Additional Capital Contribution will be deemed reduced by an amount equal to the Required Guaranty Payment and the paying Member’s additional Capital Contribution will be deemed increased by an amount equal to the Required Guaranty Payment.  If the Required Guaranty Payment is not so paid within such ten (10) day period, such failure automatically shall be deemed to be an Additional Contribution Default for all purposes under this Agreement.  The provisions of this Section 4.2(f) shall continue until all of the Company, the Members, Parent and GC Affiliates are released from the documents evidencing the Construction Loan Documents, Expansion Project Loan Documents and Permanent Loan Documents, as the case may be, and the Pledge/Guaranty Documents, and shall not be affected by a release of less than all of the foregoing parties.

(ix)           The Members acknowledge that the Members, Parent or GC Affiliates may, under the Construction Financing, Expansion Financing or Permanent Financing, have the right to pledge additional collateral (including cash) to cure the default (a “Curable Default”) of one (1) of the Members, Parent or GC Affiliates under other loan documents or by reason of Bankruptcy or a similar event (a “Cure Pledge”).  In the event that a Curable Default by Station, Parent, GC or GC Affiliates occurs, then Station and Parent in the case of a Curable Default by Station or Parent, and GC and GC Affiliates in the case of a Curable Default by GC or GC Affiliates, shall have ten (10) days from such Curable Default to make the Cure Pledge.  If they fail to do so, then GC and GC Affiliates in the case of the failure of Station and Parent, and Station and Parent in the case of the failure of GC and GC Affiliates, may make the Cure Pledge (the Member failing to cure being the “Cross-Default Member,” the Person making such pledge being the “Curing Party,” and the collateral pledged being the “Cure Collateral”).  The Cross Default Member shall indemnify and hold harmless the other Member from the cost of curing the Curable Default, such as reasonable attorneys’ fees, escrow costs, and filing fees, but expressly excluding the opportunity cost of such cure (e.g., the lost opportunity for other uses of the Cure Collateral), but expressly including the fair market value of the Cure Collateral valued as of the date of the pledge if the same is foreclosed or conveyed in lieu of foreclosure (the “Collateral’s Fair Market Value”).  If the Cure Collateral is foreclosed or otherwise conveyed in lieu of foreclosure, the Member who pledged the Cure Collateral (or on whose behalf the Cure Collateral was pledged) may elect to treat the Collateral’s Fair Market Value as a Default Amount or Default Loan.  In the event that a Curing Party makes a Cure Pledge, then the Cross Default Member shall, for so long as such Cure Pledge is outstanding, on each annual anniversary date of such pledge, pay to the other Curing Party an amount equal to the lesser of (A) ten percent (10%) of the Collateral’s Fair Market Value or (B) the maximum permitted by law (the “Cure Cost of Capital”); such payment shall be prorated for any partial year that the Cure Pledge is outstanding.  In the event the Cure Cost of Capital is not paid when due, it shall, at the election of the Non-Defaulting Member, constitute either a Default Amount or Default Loan under this Agreement.

(g)           With respect to Losee LLC, within two (2) Business Days after the Company receives written notice of a capital call from Losee LLC (a “Losee Additional Capital Call”), the Executive Committee shall notify each of GC and Station in writing of (i) the aggregate dollar amount of such Losee Additional Capital Call, (ii) each Member’s share (which shall be in proportion to each Member’s Membership Interest as of the date of the notice from the Executive Committee) of such Losee Additional Capital Call (which shall be the amount of the Member’s Additional Capital Contribution with respect thereto) and (iii) the date on which such Additional Capital Contribution is to be made (which shall be no sooner than ten (10) days, and no later than twenty (20) days, immediately following the date of the notice of such Additional Capital Contribution from the Executive Committee), and GC and Station shall make such Additional Capital Contributions to the Company within such prescribed time period.

4.3           Default.

(a)           [Reserved].

(b)           Default in Making Additional Capital Contribution.

(i)            Without limiting the additional rights set forth in Section 4.3(g), if any Member fails to timely make all or part of any additional Capital Contribution (an “Additional Contribution Default”) required to be made by such Member pursuant to Section 4.2 (including the failure to pay under any “make-well” or completion guaranty) (the amount of such failed payment referred to herein as a “Default Amount”), the Non-Defaulting Member may elect to contribute to the Company all or a part of the Default Amount (a “Default Contribution”).  The Default Contribution shall be deemed contributed as an additional Capital Contribution by the Non-Defaulting Member and the percentage of Membership Interests of the Non-Defaulting Member shall then be adjusted (an “Initial Dilution”) such that the percentage of such Membership Interests shall be increased to a fraction, the numerator of which equals the aggregate Capital Contributions of the Non-Defaulting Member immediately prior to the payment of the Default Contribution plus one hundred percent (100%) of the Default Contribution, and the denominator of which is the aggregate Capital Contributions of all Members (the resulting increase in the percentage of the Non-Defaulting Member’s Membership Interest is referred to herein as the “Dilution Interest”).  The percentage of the

Membership Interest of the Defaulting Member shall be reduced accordingly.  Until the Dilution Interest is acquired by the Defaulting Member in accordance with the provisions of this Section 4.3(b) by paying the Dilution Interest Payment Amount (as hereinafter defined), the Non-Defaulting Member shall be entitled to all distributions to which the Defaulting Member would have been entitled in respect of its Membership Interests (each such distribution paid to the Non-Defaulting Member in respect of the Defaulting Member’s Membership Interest is referred to herein as a “Default Distribution”).  Default Distributions shall be credited first against the Twenty Five Percent Payment, second against the Default Contribution itself, and third against the amount of any Disproportionate Contribution.  For a period of one (1) year following the Non-Defaulting Member’s contribution of the Default Contribution, the Defaulting Member shall have the option of acquiring the Dilution Interest by paying the Non-Defaulting Member an amount (the “Dilution Interest Payment Amount”) equal to (w) one hundred percent (100%) of the amount of the Default Contribution, plus (x) the Twenty Five Percent Payment, plus (y) the amount of all Disproportionate Contributions, minus (z) the amount of any Default Distributions, in which case the Default Contribution will be canceled, the dilution of the Defaulting Member’s Membership Interests shall be reversed, and an amount equal to one hundred percent (100%) of the Default Contribution will be added to the Capital Account balance of the Defaulting Member.  If the Dilution Interest is not acquired in full by the Defaulting Member within the foregoing one (1) year period, the percentage of Membership Interests of the Non-Defaulting Member shall then be further adjusted (a “Secondary Dilution”) such that the Non-Defaulting Member’s percentage of the Membership Interests shall be increased to a fraction, the numerator of which equals (A) the aggregate Capital Contribution of the Non-Defaulting Member to date (including the Default Contribution), plus (B) the Twenty Five Percent Payment which is deemed contributed as an additional Capital Contribution solely for purposes of calculating a Member’s percentage of Membership Interests, minus (C) the amount of any Default Distributions, and the denominator of which is the aggregate Capital Contribution of all Members.  The percentage of the Membership Interest of the Defaulting Member shall be reduced accordingly.

(ii)           In the event of an Additional Contribution Default, the Non-Defaulting Member also may elect either to (A) withdraw, no later than five (5) days after such Additional Capital Contribution was made by the Non-Defaulting Member, its Additional Capital Contribution which was made timely (and upon such withdrawal, the Defaulting Member no longer shall be in default, and the requirement to make an Additional Capital Contribution shall be deemed to have been canceled and neither Member shall have been deemed to have made an Additional Capital Contribution), or (B) not make a Default Contribution at all.  In the event that the Non-Defaulting Member elects the foregoing option (B), the Company shall not pay any distribution to the Defaulting Member from the date on which such Additional Capital Contribution was required to be made by the Defaulting Member, and such amounts that otherwise would be distributed to the Defaulting Member shall be retained by the Company and deemed to be a Capital Contribution of the Defaulting Member (“Retained Distributions”), until the earlier of (I) the date on which the Defaulting Member has contributed such Default Amount to the Company (reduced by any Retained Distributions), there are no other unpaid delinquent Capital Contributions required to be made by such Member, and the Defaulting Member has paid the Non-Defaulting Member the Twenty Five Percent Payment on the Default Amount and all subsequent delinquent Capital Contributions, or (II) the date on which the aggregate amount of all such Retained Distributions equals the sum of (X) the Default Amount, (Y) all other subsequent delinquent Capital Contributions that remain unpaid as of the date of determination, and (Z) the Twenty Five Percent Payment on the Default Amount and all subsequent delinquent Capital Contributions.  In the event that any of the foregoing (I) or (II) occurs (a “Default Repayment Event”), an amount equal to one hundred percent (100%) of the Default Amount shall be deemed to be contributed to the capital of the Company on behalf of the Defaulting Member and the Defaulting Member’s Capital Account shall be adjusted to reflect such Capital Contribution and the Company shall pay the Non-Defaulting Member the Twenty Five Percent Payment (to the extent such Twenty Five Percent Payment has not been paid previously to the Non-Defaulting Member).

(c)           Disenfranchisement.  At any time after an Additional Contribution Default (except if the Non-Defaulting Member withdraws its Additional Capital Contribution pursuant to Section 4.3(b)(ii)(A)), the Defaulting Member shall have no representatives on the Executive Committee and no vote on any matter coming before the Members, except that such Defaulting Member’s consent still shall be required with respect to the items set forth in Section 5.4.  The disenfranchisement pursuant to this Section 4.3(c) shall end at such time as the Defaulting Member has paid the Dilution Interest Payment Amount or Default Loan (plus Default Loan Interest), as applicable, or a Default Repayment Event has occurred.

(d)           Default Call and Put.

(i)            Within thirty (30) days after the day after a Secondary Dilution occurs (a “Dilution Date”) pursuant to Section 4.3(b), and within thirty (30) days after each of the first five (5) annual anniversaries of a Dilution Date, and on the tenth (10th) and fifteenth (15th) annual anniversaries of a Dilution Date, the Non-Defaulting Member may give written notice to the Defaulting Member that it is considering exercising the right to purchase the Defaulting Member’s Membership Interest (the “Default Call”) and that the Appraised Value should be determined as of the date of such notice.  Within thirty (30) days after the determination of the Appraised Value, the Non-Defaulting Member shall notify the Defaulting Member if it desires to exercise the Default Call.  The purchase and sale thereafter shall occur within ten (10) days following receipt of all necessary third-party consents and approvals for such transfer.  At the closing, the Membership Interest shall be conveyed free and clear of all liens and encumbrances (except this Agreement and the Aliante Operating Agreement), and the selling Member and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company.  The acquisition price shall be the Appraised Value and, unless the Defaulting Member otherwise agrees, be paid in cash.

(ii)           No later than one (1) year prior to the fifth (5th), tenth (10th) and fifteenth (15th) annual anniversaries of a Dilution Date, the Defaulting Member may give written notice to the Non-Defaulting Member that it is considering exercising the right to sell its Membership Interest to the Non-Defaulting Member (the “Default Put”) and that the Appraised Value should be calculated as of thirty (30) days prior to the applicable anniversary of a Dilution Date.  Within thirty (30) days after the determination of the Appraised Value, the Defaulting Member shall notify the Non-Defaulting Member if it desires to exercise the Default Put (the “Default Put Exercise Date”).  The purchase and sale shall occur on the later of within thirty (30) days prior to the fifth (5th), tenth (10th) and fifteenth (15th) annual anniversaries of a Dilution Date, as applicable, or ten (10) days following receipt of all necessary third-party consents and approvals for such transfer.  At the closing, the Membership Interest shall be conveyed free and clear of all liens and encumbrances (except this Agreement and the Aliante Operating Agreement ), and the selling Member and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company, Aliante LCC or Losee LLC.  The acquisition price shall be the Appraised Value, and, unless the Defaulting Member otherwise agrees, be paid in cash.

In the event a Member defaults on acquiring a Member’s Membership Interest pursuant to a Default Put, or the requisite consents and approvals to Transfer have not (or cannot be) obtained with respect to a Default Put within one (1) year after the Default Put Exercise Date, or the selling Member and its Affiliates cannot be released from all indebtedness or guaranties with respect to a Default Put within one (1) year after the Default Put Exercise Date, then the selling Member can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by the selling Member from the list on Exhibit B) in a commercially reasonable time period.

(e)           No Penalty or Forfeiture.   GC and Station acknowledge and agree that the failure of either to make their respective Additional Capital Contributions shall result in damage to the other and the Company, the exact amount of which is impractical or extremely difficult to calculate, and that the remedies set forth in Section 4.3(b)-(d) are a fair and reasonable calculation of damages under the circumstances, and not a penalty or forfeiture.

(f)            [Reserved].

(g)           Disproportionate Guaranty Contribution.  Notwithstanding anything in this Agreement to the contrary, in the event that there is an Additional Contribution Default based on the failure to make a Required Guaranty Payment, the Member who has made (or is deemed to have made) the Disproportionate Guaranty Contribution may elect either to (i) treat the unpaid Required Guaranty Amount as a Default Amount (with such Default Amount being deemed contributed as a Default Contribution by the Non-Defaulting Member) under Section 4.3(b) with all rights and remedies under this Agreement with respect to Default Amounts and Default Contributions, or (ii) if treating the Disproportionate Guaranty Contribution as a Default Amount (or exercising remedies in connection therewith, including, without limitation, dilution or disenfranchisement of the Defaulting Member) would result in a termination of the commitment for or acceleration of the Construction Financing, Expansion Financing or Permanent Financing, or if the Disproportionate Guaranty Contribution is the result of a foreclosure or transfer in lieu of a foreclosure pursuant to the Pledge/Guaranty Documents, treat the Required Guaranty Amount as a loan (the “Default Loan”) to the Defaulting Member which shall accrue interest on the outstanding principal of the Default Loan at an interest rate equal to the prime rate as announced by Bank of America N.A. plus ten percent (10%) per annum, compounded annually (the “Default Loan Interest”).  Notwithstanding anything in this Section 4.3 to the contrary, in the event that the Non-Defaulting Member treats the Required Guaranty Amount as a Default Loan, the Defaulting Member shall not be entitled to any distributions whatsoever under this Agreement until such time as the Non-Defaulting Member has received distributions otherwise distributable to the Defaulting Member pursuant to the final paragraph of Section 4.5(a) equal to the Default Loan plus Default Loan Interest.  The provisions of this Section 4.3(g) shall continue until all of the Company, Aliante LLC, the Members, Parent, GC Pledgors and Station Pledgors are released from the Construction Loan Documents, Expansion Project Loan Documents and Permanent Loan Documents, as the case may be, and the Pledge/Guaranty Documents, and shall not be affected by a release of less than all of the foregoing parties.

4.4           Allocation of Profits and Losses.

For purposes of determining Capital Accounts under this Section 4.4: (i) Capital Accounts shall be reduced by distributions with respect to such Fiscal Year, and (ii) a Member’s Capital Account shall be increased by such Member’s share of Minimum Gain and Minimum Gain Attributable to Member Nonrecourse Debt determined as of the end of such Fiscal Year.

(a)           Profits.  After giving effect to the special allocations set forth in Section 4.4(c), Profits shall be allocated as follows: (i) first, to those Members with negative Capital Account balances, that portion of Profits which is equal in amount to, and in proportion to, such Members’ respective negative Capital Accounts in the Company; provided, however, that no such Profits shall be allocated under this paragraph to a Member once such Member’s Capital Account is brought to zero; and (ii) the balance, to those Members in the amount and to the extent necessary to increase the Members’ respective Capital Accounts so that if the proceeds were distributed under Section 6.2(c) at the end of the Fiscal Year, such proceeds would be distributed in accordance with the Members’ respective Capital Account balances.

(b)           Losses.  After giving effect to Section 4.4(c), Losses shall be allocated to each Member as follows: (i) first, to those Members to the extent and in such proportions necessary to decrease the respective positive balances in all Members’ Capital Accounts so that the proceeds distributed under Section 6.2(c) will be distributed in accordance with the Members’ respective adjusted Capital Accounts; and (ii) the balance, to the Members in accordance with the manner in which they bear the economic risk of loss associated with such Loss.

(c)           Special Allocations.  Notwithstanding any provisions of Section 4.4(a) or Section 4.4(b), the following special allocations shall be made in the following order:

(i)            Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a net decrease in Minimum Gain for any Fiscal Year (except as a result of certain conversions or refinancings of Company indebtedness, certain capital contributions or certain revaluations of property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2), or (f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member’s share of the net decrease in Minimum Gain.  The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f) and (j)(2).  This Section 4.4(c)(i) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith.

Allocations pursuant to this Section 4.4(c)(i) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

(ii)           Minimum Gain Attributable to Member Nonrecourse Debt.  If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Fiscal Year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of property as further outlined in Regulations Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and (j)(2).  This Section 4.4(c)(ii) is intended to comply with the minimum gain chargeback requirement with respect to Member Nonrecourse Debt (as defined in and) contained in said sections of the Regulations and shall be interpreted consistently therewith.

Allocations pursuant to this Section 4.4(c)(ii) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

(iii)          Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible.  This Section 4.4(c)(iii) is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)          Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members in proportion to their respective Capital Account balances.

(v)           Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member that bears the economic risk of loss for the debt in respect of which such Member Nonrecourse Deductions are attributable (as determined under Regulations Sections 1.704-2(b)(4) and (i)(1)).

(vi)          Curative Allocations.  The Regulatory Allocations (as hereinafter defined) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the cumulative net amount of allocations of Company items under Section 4.4(a), (b) and (c) hereof shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.  This Paragraph (vi) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.  For purposes hereof, “Regulatory Allocations” shall mean all the allocations provided under this Section 4.4(c) other than this Paragraph (vi).

(d)           Tax Allocations.

(i)            Generally.  Subject to Paragraph (ii) of this Subsection (d), items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) shall be allocated among the Members on the same basis as their respective book items.

(ii)           Allocations Respecting Section 704(c) and Revaluations.  Notwithstanding Paragraph (i) of this Subsection (d), Tax Items with respect to Company property that is subject to Code Section 704(c) and/or Regulations Section 1.704-1(b)(2)(iv)(f) shall be allocated in accordance with said Code section and/or Regulations Section 1.704-1(b)(4)(i), as the case may be, using the “traditional method” or, upon unanimous approval of the Members, any other reasonable method permitted in Regulations Section 1.704-3.

4.5           Distributions.

(a)           Distributions of Distributable Cash Prior to Liquidation.  Subject to any limitations in any other applicable agreement or document, all cash received by the Company from Aliante LLC and Losee LLC, less appropriate Reserves as determined by the Executive Committee (“Distributable Cash”), shall be disbursed or distributed immediately to the Members in the following order:

(i)            First, subject to clause (iii) below, to the Members pro rata in accordance with each Member’s share of unreturned Capital Contributions (other than Default Contributions) until each Member shall have received (giving effect to all distributions pursuant to this Section 4.5(a)(i) in the current and previous Fiscal Years) an amount equal to such Member’s Capital Contributions (other than Default Contributions).

(ii)           Second, subject to Clause (iii) below, to the Members, pro rata in accordance with each Member’s percentage of Membership Interests.

(iii)          Notwithstanding the foregoing Clauses (i) and (ii), to the extent there are any Twenty Five Percent Payment amounts or Default Contributions outstanding, any amount that would be distributed to a Defaulting Member pursuant to clause (i) or (ii) above shall instead be distributed (A) first, to Persons to whom Twenty Five Percent Payment amounts are due, in proportion to such amounts due them, until such Persons have received full payments of their Twenty Five Percent amounts and (B) second, to Persons that have made Default Contributions, in proportion to their unreturned Default Contributions until such Persons have received the full return of their Default Contributions

Notwithstanding the foregoing, taking into account distributions made with respect to the Fiscal Year pursuant to Section 4.5(a)(i) and (ii), the Company shall distribute to each Member on an annual basis not later than one hundred twenty (120) days following the end of each Fiscal Year an amount equal to forty percent (40%) of the Profits allocated to such Member for such Fiscal Year pursuant to Section 4.4(a).  Distributions to Members pursuant to the preceding sentence shall be an advance of and credited against distributions to be made to Members under this Agreement in the order that such distributions would be made pursuant to Section 4.5(a)(i) and (ii) and Section 6.2(c).  For the avoidance of doubt, amounts distributable pursuant to this Section 4.5(a) may be diverted to pay the Twenty Five Percent Payment and Default Contributions.

(b)           Withholding.  The Company shall withhold and pay over to the Internal Revenue Service or other applicable taxing authority all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto (hereinafter “Withheld Taxes”) to the extent that the Manager reasonably determines that such withholding and/or payment is required by the Code or any other law, rule or regulation.  The Manager shall determine to which Member such Withheld Taxes are attributable in accordance with applicable law.  All amounts withheld pursuant to this Section 4.5(b) with respect to any allocation, payment or distribution to any Member shall be treated as amounts distributed to such Member pursuant to Section 4.5(a) or (b), as the case may be, for all purposes of this Agreement.

(c)           Certain Adjustments.  If an amount payable to the Company is reduced because the Person paying that amount withholds and/or pays over to the Internal Revenue Service or other applicable taxing authority any amount as a result of the status of a Member, the Executive Committee shall make such adjustments to amounts distributed and allocated among Members as the Executive Committee reasonably determines to be appropriate.

ARTICLE V

Members; Transfer of Interests

5.1           Admission.  GC and Station became Members on the Effective Date.  Notwithstanding any contrary provision of the Act, the Company may admit new Members to the Company only with the prior consent of the Executive Committee on such terms as Station and GC mutually agree.  No Person shall be admitted as a Member until all approvals required by the Gaming Laws are obtained.

5.2           Transfer of Interests.

(a)           No Transfer Without Executive Committee Consent.  No Member may Transfer all or any part of its Membership Interest in the Company (other than a Transfer (i) pursuant to Section 4.3(d), Section 5.2(b) or Section 5.3) or (ii) subject to Section 5.2(b), to one (1) or more Greenspun Family Members (or an entity wholly-owned by one (1) or more Greenspun Family Members) in the case of GC and a wholly-owned Subsidiary of Parent in the case of Station which expressly assumes in writing the obligations of the transferor under this Agreement (as long as such Transfer would not adversely affect the classification of the Company as a partnership for federal or state income tax purposes)) or otherwise assign or delegate any of such Member’s rights and obligations as a Member without the prior consent of the Executive Committee.  In the event of a Transfer permitted by Clause (ii) of the preceding sentence, the transferor and transferee(s) shall be treated as a single Member for all purposes of this Agreement.  For purposes of this Section 5.2(a), there shall be a Transfer of GC’s Membership Interest in the Company if one (1) or more Greenspun Family Members do not own one hundred percent (100%) of GC; provided, however, that the pledge or other hypothecation of GC’s or Station’s Membership Interest to secure Construction Financing, Expansion Financing or Permanent Financing, or the subsequent foreclosure or transfer in lieu thereof, to the construction or permanent lender or bona fide purchaser or transferee of such lender, shall not be deemed a Transfer.  Notwithstanding anything in this Agreement to the contrary, in the event of any Transfer by GC or Station of any or all of its Membership Interest in contravention of this Section 5.2(a), such as, but not limited to, by operation of law, Bankruptcy or the like, the transferee shall have no rights to vote any matters coming before the Members and the other Member shall have the sole right to vote and appoint members to the Executive Committee.

(b)           Transfer Upon Change in Control.

(i)            Station shall give written notice to GC (a “Change in Control Notice”) no later than thirty (30) days following a Change in Control, which Change in Control Notice shall describe the events or circumstances which constitute such Change in Control in reasonable detail.  Promptly thereafter, the Executive Committee shall determine the Appraised Value of each Member’s Membership Interest as of the date of the Change in Control Notice.

(ii)           Within thirty (30) days after receipt of written notice of the Appraised Value of Station’s Membership Interest, GC shall give Station written notice (the “Change in Control Call Exercise Notice”) of GC’s intention to purchase Station’s Membership Interest (the “Change in Control Call”) if GC elects to exercise the Change in Control Call at such Appraised Value.  GC and Station shall close GC’s purchase of Station’s Membership Interest pursuant to the exercise of a Change in Control Call within ten (10) days following receipt of all necessary third-party consents and approvals for such Transfer, with the purchase price payable in cash at such closing, unless otherwise agreed by Station.  Station shall convey its Membership Interest to GC free and clear of all liens and encumbrances (except this Agreement and the Aliante Operating Agreement), and Station and its Affiliates shall be released from all indebtedness, pledges and guaranties incurred on behalf of the Company.  In the event GC defaults on acquiring Station’s Membership Interest pursuant to this Clause (ii), or the requisite consents and approvals to Transfer have not (or cannot be) obtained with respect to a Change in Control Call within one (1) year after the Change in Control Call Exercise Notice, or Station and its Affiliates cannot be released from all indebtedness, pledges or guaranties with respect to a Change in Control Call within one (1) year after the Change in Control Call Exercise Notice, then Station can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by Station from the list on Exhibit B) in a commercially reasonable time frame.

(iii)          If GC does not exercise its Change in Control Call, then at any time during the period commencing on its receipt of written notice of the Appraised Value of GC’s Membership Interest and ending on the twelve (12) month anniversary of the closing of the Change in Control transaction (the “Change in Control Put Period”), GC may give Station (or the acquiror of Station’s Membership Interest in the Change in Control transaction, as the case may be) written notice (the “Change in Control Put Exercise Notice”) of its intention to sell its Membership Interest (the “Change in Control Put”) to

Station (or the acquirer of Station’s Membership Interest in the Change in Control, as the case may be) if GC elects to exercise its Change in Control Put at such Appraised Value.  GC and Station (or the acquiror of Station’s Membership Interest in the Change in Control transaction, as the case may be) shall close the purchase of GC’s Membership Interest within ten (10) days following receipt of all necessary third-party consents and approvals for such Transfer, with the purchase price payable in cash at such closing, unless otherwise agreed by GC.  GC shall convey its Membership Interest to Station (or the acquiror of Station’s Membership Interest in the Change in Control transaction, as the case may be) free and clear of all liens and encumbrances (except this Agreement and the Aliante Operating Agreement), and GC and its Affiliates shall be released from all indebtedness, pledges and guaranties incurred on behalf of the Company.  In the event Station (or the acquiror of Station’s Membership Interest in the Change in Control transaction, as the case may be) defaults on acquiring GC’s Membership Interest pursuant to this Clause (iii), or the requisite consents and approvals to Transfer have not (or cannot be) obtained with respect to a Change in Control Put within one (1) year after the Change in Control Put Exercise Notice, or GC and its Affiliates cannot be released from all indebtedness, pledges or guaranties with respect to a Change in Control Put within one (1) year after the Change in Control Put Exercise Notice, then GC can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by GC from the list on Exhibit B) in a commercially reasonable time frame.

(c)           Special Provisions Applicable to Change in Control Call.  In the event that Station’s Membership Interest is the subject of a Change in Control Call, Station shall, at the option of GC, be obligated to continue to serve as the Manager for a period of up to six (6) months after the consummation of the purchase of Station’s Membership Interest, during which time Station shall continue to perform its obligations hereunder and receive the Incentive Management Fee and the Base Management Fee and will cooperate with Aliante LLC in its efforts to engage a successor Manager.

(d)           Attempted Transfers in Contravention.  Any attempted Transfer in contravention of this Article V shall be void and of no effect and shall not bind or be recognized by the Company.  In the case of an attempted Transfer not permitted hereby, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless), the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

(e)           Distributions and Allocations Upon Transfers.  If during any Fiscal Year there is a Transfer of an interest in the Company in compliance with the provisions of this Article V, Profits and Losses and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using the interim closing of books method or, upon the unanimous approval of the Members, any other conventions permitted by law and selected by the Executive Committee.  All distributions with respect to the transferred interest on or before the date of the Transfer shall be made to the transferor, and all distributions thereafter with respect to the transferred interest shall be made to the transferee.  Neither the Company nor the Executive Committee shall incur any liability for making allocations and distributions in accordance with the provisions of this Article V.

(f)            Compliance with Gaming Laws.  Notwithstanding anything to the contrary set forth herein, no Membership Interest or other ownership interest in the Company shall be issued or Transferred in any manner whatsoever except in compliance with all Gaming Laws and only after the receipt of all necessary Gaming Licenses.

5.3           Gaming Licensing.  Each Member agrees to promptly and diligently, at its own cost, file for and seek to obtain it and its Affiliates’ Gaming Licenses for the Aliante Project and any gaming project to be developed on the Losee Property or a New Property by the Company, Losee LLC, Aliante LLC or any other subsidiary of the Company.

(a)           In the event that any Member (the “Problem Member”) has not received its Gaming License for the Aliante Project by the time of the Opening or, by virtue of its pending gaming application, is substantially impairing or impeding the receipt by the Company of the Gaming Licenses necessary for the Opening, then the other Member shall acquire the Problem Member’s Membership Interest, free and clear of all liens and encumbrances (other than this Agreement), for a purchase price equal to one hundred percent (100%) of the Problem Member’s unreturned Capital Contribution, payable in cash, and the Problem Member and its Affiliates shall be released from all indebtedness, pledges and guaranties incurred on behalf of the Company.  For a period of one (1) year after such purchase, if the Problem Member obtains its Gaming License, it shall have the option, subject to the approval of the applicable Gaming Authorities, to repurchase its Membership Interest, free and clear of all liens and encumbrances (other than this Agreement), for a purchase price equal to the purchase price paid for such Membership Interest by the non-Problem Member, payable in cash, and assumption of one-half (1/2) of all indebtedness, pledges or guaranties outstanding by the other Member or its Affiliates on behalf of the Company.  For a period of one (1) year after the purchase of the Problem Member’s Membership Interest or such time as the Problem Member repurchases its Membership Interest, whichever is shorter, the Company shall not make any distributions to its Members (other than the payment of fees and reimbursement of costs in the ordinary course of business).

(b)           If, subsequent to Opening and the initial licensing of a Member, a Member (also, a “Problem Member”) is substantially impeding or impairing the ability of the Company to maintain its Gaming License for the Project, or is resulting in the imposition of significantly burdensome terms and conditions on any such Gaming Licenses (a “Gaming Problem”), then the other Member may give written notice to the Problem Member and the Problem Member shall have the lesser of that time required by the Gaming Authorities or ninety (90) days to correct such Gaming Problem.  If such Gaming Problem is not corrected within the shorter of the above time periods, then the non-Problem Member may give written notice that it shall acquire the Problem Member’s Membership Interest, free and clear of all liens and encumbrances (other than those imposed by this Agreement) for an amount equal to the Problem Member’s unreturned Capital Contributions, and the Problem Member shall be released from all indebtedness, pledges and guaranties incurred on behalf of the Company.  The closing on such acquisition shall occur upon the lesser of the time required by applicable Gaming Authority or ninety (90) days after the notice of intent to acquire the Problem Member’s Membership Interest.  The purchase price shall be paid in cash.

5.4           Required Member Approvals.  Notwithstanding any other provision herein to the contrary, the prior unanimous affirmative approval of the Members of the Company shall be required with respect to each of the following:

(a)           Approval of a Restricted Activity;

(b)           Approval of an Affiliate Transaction by a Member which is not an arms-length bona fide fair market value transaction;

(c)           Amendments to the Articles and, except as set forth in Section 7.2, any amendment of this Agreement;

(d)           Any sale of the business or substantially all of the assets of the Company, a sale of all or any portion of the Company’s membership interest(s) in Losee LLC, a sale of all or any portion of the Company’s membership interest(s) in Aliante LLC, or merger of the Company in which the Company is not the surviving entity and the Members of the Company immediately prior to such transaction do not hold a majority of the Voting Stock of the entity surviving such merger, which sale or merger is not an arms-length bona fide fair market value transaction;

(e)           Admission of new Member(s) pursuant to Section 5.1 or Transfers pursuant to Section 5.2(a)(iii); or

(f)            Dissolution of the Company pursuant to Section 6.1(a).

5.5           Place of Meetings and Meetings by Telephone.  Meetings of Members shall be held at any place designated by the Executive Committee.  In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company.  Any meeting of the Members may be held by conference telephone or similar communications equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

5.6           Annual Meeting.  No annual meeting of the Members shall be required.

5.7           Special Call of Meetings.  Special meetings of the Members may be called at any time by any Member owning twenty five percent (25%) or more of the Membership Interests of the Company or by the Executive Committee for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided in this Agreement or the Act or upon any other matter as to which such vote or authority is deemed by the Members or the Executive Committee to be necessary or desirable; provided, however, in no event may any Member call a special meeting of the Members more than once in any four (4) week period.

5.8           Notice of Meetings of Members.  All notices of meetings of Members shall be sent or otherwise given in accordance with Section 8.1 not fewer than five (5) nor more than ninety (90) days before the date of the meeting.  The notice shall specify (a) the place, date, and hour of the meeting, and (b) the general nature of the business to be transacted.

5.9           Manner of Giving Notice.  Notice of any meeting of the Members shall be given pursuant to Section 8.1.

5.10         Adjourned Meeting; Notice.  Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Membership Interests represented at that meeting, either in person or by proxy.  When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Executive Committee shall set a new record date and shall give notice in accordance with the provisions of Sections 5.8 and 5.9.  At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

5.11         Quorum; Voting.  At any meeting of the Members, a majority of the Membership Interests of the Company, present in person or by proxy, shall constitute a quorum for all purposes.  Except as otherwise required by this Agreement (including, without limitation, Section 5.4) or the Act, all matters shall be determined by an affirmative vote of Members holding at least a majority of the Membership’s Interests of the Company when a quorum is present.

5.12         Waiver of Notice by Consent of Absent Members.  The transactions of a meeting of Members however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each Person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members.  Attendance by a Person at a meeting shall also constitute a waiver of notice of that meeting, except when the Person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

5.13         Member Action by Written Consent Without a Meeting.  Except as provided in this Agreement or the Act, any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Members holding at least a majority of the Membership Interests of the Company, or such greater number as is required by this Agreement or the Act with respect to a particular issue.  Any such written consent may be executed and given by telecopy or similar electronic means.  Such consents shall be filed with the Company and shall be maintained in the Company’s records.

5.14         Record Date for Member Notice, Voting, and Giving Consents.

(a)           For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining Members entitled to give consent to action in writing without a meeting, (i) when no prior action of the Executive Committee has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the Executive Committee has been taken, shall be (A) such date as determined for that purpose by the Executive Committee, which record date shall not precede the date upon which the resolution fixing it is adopted by the Executive Committee and shall not be more than twenty (20) days after the date of such resolution or (B) if no record date is fixed by the Executive Committee, the record date shall be the close of business on the day on which the Executive Committee adopts the resolution relating to that action.

(c)           Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided, however, that no Member who Transfers all or part of such Member’s Membership Interest after a record date (and no transferee of such Membership Interest) shall have the right to vote or act with respect to the transferred Membership Interest as regards the matter for which the record date was set.

5.15                           In General.

(a)           As of the Effective Date.    As of the Effective Date, each of the Members hereby makes each of the representations, warranties and covenants applicable to such Member as set forth in this Section 5.15(a) (which shall survive the execution of this Agreement) which shall be for the benefit of the Company and other Members:

(i)            Due Incorporation or Formation; Authorization of Agreement.  Such Person is a limited liability company, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the limited liability company power and authority to own its property and carry on its business as owned and carried on the Effective Date and as contemplated hereby.  Such Person is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder.  Such Person has the limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary limited liability company action.  This Agreement constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor’s rights generally, and except that the availability of equitable remedies is subject to judicial discretion).

(ii)           No Conflict With Restrictions; No Default.  Neither the execution, delivery, and performance of this Agreement nor the consummation by such Person of the transactions contemplated hereby (A) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Person, (B) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of organization or operating agreement of such Person or of any material agreement or instrument to which such Person is a party or by which such Person is or may be bound or to which any of its material properties or assets is subject, (C) will  conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Person is a party or by which such Person is or may be bound, or (D) will result in the creation or imposition of any lien upon any of the material properties or assets of such Person.

(iii)          Governmental Authorizations.  Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Person under this Agreement or the consummation by such Person of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date, except as set forth in this Agreement.

(iv)          Litigation.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Person, threatened against or affecting such Person or any of its properties, assets, or businesses in any court or before or by any                 governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Person’s ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Person; and such Person has not received any currently effective notice of any default, and such Person is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Person’s ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Person.

(v)           Investigation.  Such Person is acquiring its Membership Interest based upon its own investigation, and the exercise by such Person of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise.  Such Person’s acquisition of its Membership

Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof.

(vi)          Accredited Investor.  Such Person is an “accredited investor” within the meaning of applicable state and federal securities laws.  The Person’s overall commitment to investments that are not readily marketable is not disproportionate to its net worth, and the purchase of the Membership Interest will not cause such overall commitment to become excessive.

(vi)          No Statute of Limitations Defense.  The Company, the Members and Parent agree that during any period under the Construction Loan Documents, Expansion Project Loan Documents or Permanent Loan Documents, including any Pledge/Guaranty Documents, the Members, Parent, the Station Pledgors or the GC Pledgors are required to “stand still” with respect to claims against one another, each Party agrees not to assert the statute of limitations as a defense to any action brought by another Party to the extent such statute of limitations applies solely because of such “stand still” and the Parties agree that any such statute of limitations period shall be tolled for the period of time that any such Party is required to “stand still.”

(b)           As of the Contribution Date.  As of the Contribution Date, each of the Members hereby makes each of the representations, warranties and covenants applicable to such Member as set forth in this Section 5.15(b) (which shall survive the execution of this Agreement), and as set forth on Exhibit C-1 in the case of GC, or as set forth on Exhibit C-2 in the case of Station (each of which shall survive the execution of this Agreement for the period set forth therein), which shall be for the benefit of the Company and other Members:

(i)            Solely with respect to GC, GC is the lawful owner of the Aliante Membership Interests and all of such Aliante Membership Interests being contributed to the Company are (A) duly authorized, validly issued, fully paid and nonassessable, and constitute one hundred percent (100%) of the issued and outstanding membership interests in Aliante LLC and (B) free and clear of all liens and encumbrances.  Neither GC nor any of its Affiliates has assigned, conveyed or transferred, or attempted or purported to assign, convey or transfer, in any manner or degree whatsoever, to any person or entity, any rights, title, present interest, future interest or claim in or to any portion of the Aliante Membership Interests, and no other person or entity has the right to assert any claim in or to any portion thereof or any option, warrant or other right to purchase or acquire a member interest in Aliante LLC.  No licenses, permits, consents, approvals, authorizations or waivers must be obtained from, and no notices given to or filings made with any governmental or regulatory authority or third person, for GC to transfer the Aliante Membership Interests to the Company as provided in this Agreement, or for the performance by GC of its obligations under this Agreement.  Aliante LLC has no assets other than title to the Resort Property, together with rights and appurtenances relating thereto.  Aliante LLC has no liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) other than the costs and expenses incurred in the ordinary course of the ownership of the Resort Property.  There are no pending or, to the knowledge of GC, threatened legal proceedings or actions of any kind or character affecting the Resort Property or Aliante LLC’s interest therein.  Other than those previously disclosed to Station, there are no leases, or occupancy agreements of any kind affecting the Resort Property.  Notwithstanding anything herein to the contrary, GC covenants and agrees that it will not, and it will not permit Aliante LLC, to acquire any assets other than the Resort Property (together with appurtenant interests and related intangible rights and interests), incur any liabilities or obligations other than costs and expenses incurred in the ordinary course of the ownership of the Resort Property, after the Effective Date and on or before the Contribution Date without the prior written consent of Station.

(ii)           Solely with respect to Station, Station is the lawful owner of the Losee Membership Interests all of the Losee Membership Interests being contributed to the Company are (A) duly authorized, validly issued, fully paid and nonassessable, and constitute one hundred percent (100%) of the issued and outstanding membership interests in Losee LLC and (B) free and clear of all liens and encumbrances.  Neither Station nor any of its Affiliates has assigned, conveyed or transferred, or attempted or purported to assign, convey or transfer, in any manner or degree whatsoever, to any person or entity, any rights, title, present interest, future interest or claim in or to any portion of the Losee Membership Interest, and no other person or entity has the right to assert any claim in or to any portion thereof or any option, warrant or other right to purchase or acquire a member interest in Losee LLC.  No licenses, permits, consents, approvals, authorizations or waivers must be obtained from, and no notices given to or filings made with any governmental or regulatory authority or third person, for Station to transfer the Losee Membership Interests to the Company as provided in this Agreement, or for the performance by Station of its obligations under this Agreement.  Losee LLC has no assets other than title to the Losee Property, together with rights and appurtenances relating thereto.  Losee LLC has no liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) other than the costs and expenses incurred in the ordinary course of the ownership of the Losee Property.  There are no pending or, to the knowledge of Station, threatened legal proceedings or actions of any kind or character affecting the Losee Property or Losee’s LLC’s interest therein.  There are no leases, or occupancy agreements of any kind affecting the Losee Property.  Notwithstanding anything herein to the contrary, Station covenants and agrees that it will not, and it will not permit Losee LLC, to acquire any assets other than the Losee Property (together with appurtenant interests and related intangible rights and interests), incur any liabilities or obligations other than costs and expenses incurred in the ordinary course of the ownership of the Losee Property, after the Effective Date and on or before the Contribution Date without the prior written consent of GC.

5.16         Compliance with the Aliante Operating Agreement and the Losee Operating Agreement.  Each Member agrees to abide by, comply with any and all provisions of and perform each and all of its duties, responsibilities and obligations pursuant hereto, the Aliante Operating Agreement and the Losee Operating Agreement in accordance herewith and therewith, to the extent applicable to such Member.

ARTICLE VI

Dissolution, Liquidation and Termination

6.1           Dissolution.  The Company shall dissolve and its affairs shall be wound up upon the occurrence of any of the following:

(a)           the mutual consent of all Members at any time; or

(b)           the occurrence of any other event that effects a dissolution of the Company under the Act.

6.2           Liquidation and Termination.  On dissolution of the Company, the Executive Committee shall act as liquidating trustee.  The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne by the Company.  Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Executive Committee.  The steps to be accomplished by the liquidating trustee are as follows:

(a)           as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting to be made by a firm of independent public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)           the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

(c)           all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.5(a).

6.3           Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company’s existence shall be terminated, and the Executive Committee (or such other person or persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Nevada under the Act and take such other actions as may be necessary to terminate the existence of the Company.

6.4           Negative Capital Accounts.  No Member with a deficit balance in its Capital Account shall have any obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

6.5           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article VI, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no event described in Section 6.1 has occurred, such liquidation shall not cause a dissolution of the Company for purposes of the Act and the Company’s assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.  Instead, the assets and liabilities of the Company shall be deemed to have been contributed to a new company and the interests in the new company shall be deemed distributed to members of the former Company, which shall be operated and governed by this Agreement.

6.6           Limitations on Rights of Members.  Each Member shall look solely to the assets of the Company for the return of its Capital Contribution, and except as expressly provided herein, no Member shall have priority over any other Member as to the return of its Capital Contribution or as to any distributions or allocations.

ARTICLE VII

Amendments

7.1           Amendments Generally.  Except as otherwise provided in this Article VII, and notwithstanding any contrary provision of the Act, any amendments to this Agreement and to the Articles may be adopted with the unanimous written consent of all the Members.

7.2           Amendments by the Executive Committee.  Without limiting the power to amend this Agreement granted by Section 7.1 hereof, this Agreement may be amended by the Executive Committee, by executing an instrument of amendment and giving each Member notice thereof, without the consent of any of the Members, (a) to effect changes of a ministerial nature that do not adversely affect the rights, duties or obligations of the Members; (b) to give effect to the admission of Members in accordance with the terms hereof; (c) to conform the terms of this Agreement with any Regulations issued under Code Section 704; or (d) with respect to the Company’s status as a partnership (and not as an association taxable as a corporation) for federal or state income tax purposes (i) to comply with the requirements of the Regulations, or (ii) to ensure the continuation of partnership status; provided, however, that in the opinion of counsel of the Company any of such amendments do not adversely affect the rights or interests of any of the Members.  Notwithstanding the foregoing, no amendment shall be adopted pursuant to this Section 7.2 if such amendment would adversely affect the limited liability of the Members or the status of the Company as a partnership for federal or state income tax purposes.

ARTICLE VIII

Miscellaneous

8.1           Notices.  All notices, requests, consents and other formal communication between the Members, the Manager, the members of the Executive Committee and the Company that are required or permitted under this Agreement (“Notices”) shall be in writing and shall be sent to the address for the respective addressee provided on Exhibit F (each a “Notice Address”).  Notices shall be (a) delivered personally with a written receipt of delivery, (b) sent by a recognized overnight courier requiring a written acknowledgment of receipt or providing a certification of delivery or attempted deliver (e.g., Federal Express, Airborne, UPS), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) transmitted by facsimile machine provided that the facsimile transmission is received between 8:00 a.m. and 5:00 p.m. (as determined by the time zone of the addressee), Monday through Friday but excluding holidays on which the primary office of the addressee is closed, and provided, further, that a duplicate copy of the Notice is delivered to the respective Notice Address on the first regular business day following the date of facsimile transmission.  Notices shall be deemed delivered when actually received by the addressee at the respective Notice Address; provided, however, that if the Notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this Section, then the first attempted delivery shall be deemed to constitute delivery.

Each Member and the Company shall be entitled to change its Notice Address from time to time, and to add up to two (2) additional notice addressees, by delivering to all Members and the Company notice thereof in the manner herein provided for the delivery of Notices.

8.2           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and (subject to the limitations in Article V hereof) assigns.

8.3           Headings.  Section and other headings contained in this Agreement (except for the definitions in Section 1.1) are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

8.4           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

8.5           Further Action.  Each Member, upon the request of the Executive Committee, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

8.6           Governing Law.  The laws of the State of Nevada shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

8.7           Waiver of Action for Partition.  Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company’s assets.

8.8           Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

8.9           Publicity.  Neither GC nor Station shall make any formal public statement(s) or announcements regarding the other Member, the Aliante Project, the Aliante Property, Aliante LLC, the Losee Property or Losee LLC, or this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that if either party is unable to obtain the prior consent of the other with respect to a formal announcement that is, on the advice of legal counsel, believed to be required by law, then such party may make or issue such legally required statement or announcement and promptly furnish the other party with a copy thereof.

8.10         Third Party Beneficiaries.  Aliante LLC shall be an express third party beneficiary, and may rely on, the representations, warranties and covenants of GC contained in this Agreement with respect to the Aliante Property, the Aliante Project and the Aliante Membership Interests.  Losee LLC shall be an express third party beneficiary, and may rely on, the representations, warranties and covenants of Station contained in this Agreement with respect to the Losee Property and the Losee Membership Interests.  Except as otherwise provided in the immediately preceding two sentences, no Person is intended to be, or shall be, a third party beneficiary of this Agreement.

8.11         Broker Fees.  Station represents and warrants that upon the formation of the Company or transfer of the Losee Membership Interest to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of the formation of the Company or transfer of the Losee Membership Interest, arising by, through or under Station.  GC represents and warrants that upon the formation of the Company or transfer of the Aliante Membership Interest to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of the formation of the Company or transfer of the Aliante Membership Interest, arising by, through or under GC.

8.12         Securities under the UCC.  Notwithstanding any rule or construction to the contrary, the Membership Interest owned by each Member is hereby deemed to be a “security” as that term is defined in Article 8 of the Uniform Commercial Code in effect on this date in the State of Nevada and as such the Membership Interests shall be governed thereby, and any certificate issued to evidence any Membership Interest shall bear a legend to that effect.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

COMPANY:

ALIANTE HOLDING, LLC

By:	Aliante Station, LLC, a Member

	By:	Station Casinos, Inc., its Manager

	By:	/s/ RICHARD J. HASKINS
Richard J. Haskins
Secretary

By:		G.C. Aliante, LLC, a Member

By:		/s/ BRIAN L. GREENSPUN
Brian L. Greenspun
Manager

MEMBERS:

G.C. ALIANTE, LLC

By:		/s/ BRIAN L. GREENSPUN
Brian L. Greenspun
Manager

ALIANTE STATION, LLC

By:	Station Casinos, Inc., its Manager

By:		/s/ RICHARD J. HASKINS
Richard J. Haskins
Secretary

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EXHIBIT A

Legal Description of Aliante Property

ALL OF PARCEL 34 AS SHOWN ON THE FINAL MAP OF ALIANTE NORTH, RECORDED IN BOOK 110 OF PLATS, PAGE 72, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA

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EXHIBIT B

List of Investment Banking Firms

1.             Credit Suisse First Boston

2.             Bear, Stearns & Co., Inc.

3.             CIBC

4.             Lehman Brothers

5.             Merrill Lynch & Co., Inc.

6.             J.P. Morgan

7.             Banc of America Securities LLC

8.             Citigroup

9.             Jefferies & Company, Inc.

10.           The Goldman Sachs Group, Inc.

11.           Deutsche Bank

12.                                 or any other international investment banking firm of comparable reputation and experience to the investment banking firms listed in items 1- 11 above that has qualified analysts  who “follow” gaming companies.

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EXHIBIT C-1

Aliante Property Representations by GC

1.             GC represents and warrants to the Company and Station that the following matters are true and correct as of the Contribution Date:

(a)           With respect to the Aliante Property, and except as contained in the Aliante Property Documents (defined below) as of the Contribution Date, neither GC nor any Affiliate thereof has received written notice from any governmental authority advising GC or any Affiliate thereof (i) a violation of any laws or regulations (whether now existing or which will exist with the passage of time) or (ii) any action which must be taken to avoid a violation thereof.

(b)           GC has delivered to the Station copies of all of the following documents which are in its or its Affiliates’ possession and of which GC has actual knowledge as of the Contribution Date, including those which have been submitted by GC or any Affiliate thereof to the City of North Las Vegas, Nevada (collectively, the “Aliante Property Documents”):

(i)            Copies of all surveys of the Aliante Property and all plans and specifications for improvements to be constructed on the Aliante Property, which surveys, plans and specifications first were created by GC or its Affiliates or delivered to GC or its Affiliates on or after February 1, 2002;

(ii)           Copies of any inspection, engineering, environmental or architectural studies or reports which relate to the physical condition of the Aliante Property, which studies or reports were first created by GC or its Affiliates or delivered to GC or its Affiliates on or after February 1, 2002;

(iii)          A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxes or assessments currently applicable to the Aliante Property and a copy of any and all real estate tax or assessment notices currently applicable to the Aliante Property (collectively, the “Tax Bills”);

(iv)          A copy of all outstanding management, maintenance, repair, service and supply contracts (including, without limitation, grading, quarry and landscaping agreements), equipment rental agreements, all contracts for repair or capital replacement to be performed at the Aliante Property, and any other contracts relating to or affecting the Aliante Property (other than Leases (defined below)), any of the foregoing of which has a remaining payment obligation in excess of $100,000 and which will be binding upon the Aliante Property or the Company subsequent to the transfer of the Aliante Membership Interest to the Company (collectively, the “Contracts”);

(v)           A copy of all leases and any other agreements which are in effect with the tenants of the Aliante Property (the “Leases”);

(vi)          Copies of all licenses, permits, authorizations and approvals obtained by GC or its Affiliates that currently apply to the improvement of the Aliante Property

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or any portion thereof, occupancy thereof or any present use thereof (the “Governmental Permits”);

(vii)         A copy of all outstanding guarantees and warranties covering the Aliante Property; and

(viii)        Copies of pending insurance claims or litigation documents relating to the Aliante Property.

(c)           Upon the formation of the Company or transfer of the Aliante Membership Interests to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any Person, with respect to or on account of the formation of the Company or transfer of the Aliante Membership Interests, arising by, through or under GC or its Affiliates.

(d)           Except as set forth in the Aliante Property Documents or disclosed in writing to the Company and Station, to GC’s actual knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings with respect to the Aliante Property, either instituted or overtly threatened, which would materially detrimentally affect the value of the Aliante Property.

(e)           Except as contained in the Aliante Property Documents, to GC’s actual knowledge, no Hazardous Materials are used, generated, transported, treated, constructed, deposited, stored, dispensed, placed or located in, on or under the Aliante Property including, without limitation, the groundwater located thereunder, except for those quantities of Hazardous Materials which do not violate applicable environmental laws.  For the purpose of the Agreement, “Hazardous Materials” shall include, but not be limited to (i) substances defined as “hazardous materials,” “hazardous substances,” “hazardous wastes,” or “toxic substances” in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Materials Transportation Act, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act 42 U.S.C. §6901 et seq.; applicable state and local statutes and regulations; and in the regulations adopted and publications promulgated pursuant to said laws from time to time, and (ii) any chemical, material, substance or other matter of any kind whatsoever which is prohibited, regulated or limited by any federal, state, local, county or regional authority or legislation, including, without limitation, that enumerated above in Clause (i).  Except as set forth in the Aliante Property Documents, to GC’s actual knowledge, there is no asbestos or PCB contained in or stored on the Aliante Property.

(f)            Except as set forth in the Aliante Property Documents or disclosed to the Company, neither GC nor any Affiliate thereof has received any written notice from any insurance carrier or any of the tenants under the Leases of any material defects in the Aliante Property, or in any portion thereof, which would materially adversely affect the insurability thereof or the cost of such insurance.

(g)           Except as set forth in Attachment C-1(A) attached hereto or as set forth in the Aliante Property Documents, there are no pending, or, to GC’s actual knowledge, overtly threatened legal proceedings or actions of any kind or character with respect to the Aliante

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Property which would materially adversely affect the Aliante Property or Aliante LLC’s interest therein.

(h)           GC is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code, and GC will furnish to the Company and Station, prior to the transfer of the Aliante Membership Interest, an affidavit to that effect in form reasonably satisfactory to Station and the Company.

(i)            Except as contained in the Property Documents, to GC’s actual knowledge, there are no Leases, tenancy or occupancy agreements binding upon all or any portion of the Aliante Property.

2.             The representations and warranties made in Paragraph 1 of this Exhibit C-1 shall be continuing and shall not merge into any instrument or conveyance delivered at the transfer of the Aliante Membership Interest to the Company, but shall survive the transfer of the Aliante Membership Interest to the Company for a period of twelve (12) months.  Notwithstanding anything to the contrary herein, to the extent Scott Nielson, Bill Warner, Frank J. Fertitta III, Glenn Christenson or Joe Haley have actual knowledge (as of the time any such representation or warranty is made) of any incorrect statement in any representation or warranty made by GC, neither Station nor the Company can rely on such representation or warranty.  As used herein, “Station’s actual knowledge,” or similar phrases, means the current, actual personal knowledge Scott Nielson, Bill Warner, Frank J. Fertitta III, Glenn Christenson or Joe Haley, without investigation and without imputation of any other person’s knowledge.  As used herein, “GC’s actual knowledge,” or similar phrases, means the current, actual personal knowledge of only Robert Solomon, John Kilduff and Jon Legarza, without investigation and without imputation of any other person’s knowledge.  The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for any breach of any of the foregoing representations and warranties.

                3.             Notwithstanding anything herein to the contrary, GC expressly disclaims any representations and warranties regarding any contracts, leases, governmental approvals, studies or other documents executed, approved or commissioned by GC, either directly or on behalf of the Company.

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EXHIBIT C-2

Losee Property Representations by Station and Parent

1.             Station represents and warrants to the Company and GC that the following matters are true and correct as of the Contribution Date:

(a)           With respect to the Losee Property, and except as contained in the Losee Property Documents (defined below) as of the Contribution Date, neither Station nor any Affiliate thereof has received written notice from any governmental authority advising Station or any Affiliate thereof (i) a violation of any laws or regulations (whether now existing or which will exist with the passage of time) or (ii) any action which must be taken to avoid a violation thereof.

(b)           Station has delivered to GC copies of all of the following documents which are in its or its Affiliates’ possession and of which Station has actual knowledge as of the Contribution Date, including those which have been submitted by Station or any Affiliate thereof to the City of North Las Vegas, Nevada (collectively, the “Losee Property Documents”):

(i)            A copy of an ALTA survey of the Losee Property;

(ii)           A copy of a Phase I Environmental Report for the Losee Property;

(iii)          A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxes or assessments currently applicable to the Losee Property and a copy of any and all real estate tax or assessment notices currently applicable to the Losee Property (collectively, the “Losee Tax Bills”);

(iv)          A copy of all outstanding management, maintenance, repair, service and supply contracts (including, without limitation, grading, quarry and landscaping agreements), equipment rental agreements, all contracts for repair or capital replacement to be performed at the Losee Property, and any other contracts relating to or affecting the Losee Property (other than Leases (defined below)), any of the foregoing of which has a remaining payment obligation in excess of $100,000 and which will be binding upon the Losee Property or the Company subsequent to the transfer of the Losee Membership Interest to the Company (collectively, the “Losee Contracts”);

(v)           A copy of all leases and any other agreements which are in effect with the tenants of the Losee Property (the “Losee Leases”);

(vi)          Copies of all licenses, permits, authorizations and approvals obtained by Station, Parent or their Affiliates that currently apply to the improvement of the Losee Property or any portion thereof, occupancy thereof or any present use thereof (the “Losee Governmental Permits”);

(vii)         A copy of all outstanding guarantees and warranties covering the Losee Property; and

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(viii)        Copies of pending insurance claims or litigation documents relating to the Losee Property.

(c)           Upon the formation of the Company or transfer of the Losee Membership Interest to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any Person, with respect to or on account of the formation of the Company or transfer of the Losee Membership Interest, arising by, through or under Station, Parent or their Affiliates.

(d)           Except as set forth in the Losee Property Documents or disclosed in writing to the Company and GC, to Station’s actual knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings with respect to the Losee Property, either instituted or overtly threatened, which would materially detrimentally affect the value of the Losee Property.

(e)           Except as contained in the Losee Property Documents, to Station’s  actual knowledge, no Hazardous Materials are used, generated, transported, treated, constructed, deposited, stored, dispensed, placed or located in, on or under the Losee Property including, without limitation, the groundwater located thereunder, except for those quantities of Hazardous Materials which do not violate applicable environmental laws.  For the purpose of the Agreement, “Hazardous Materials” shall include, but not be limited to (i) substances defined as “hazardous materials,” “hazardous substances,” “hazardous wastes,” or “toxic substances” in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Materials Transportation Act, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act 42 U.S.C. §6901 et seq.; applicable state and local statutes and regulations; and in the regulations adopted and publications promulgated pursuant to said laws from time to time, and (ii) any chemical, material, substance or other matter of any kind whatsoever which is prohibited, regulated or limited by any federal, state, local, county or regional authority or legislation, including, without limitation, that enumerated above in Clause (i).  Except as set forth in the Losee Property Documents, to Station’s actual knowledge, there is no asbestos or PCB contained in or stored on the Losee Property.

(f)            Except as set forth in the Losee Property Documents or disclosed to the Company and GC, neither Station nor any Affiliate thereof has received any written notice from any insurance carrier or any of the tenants under the Leases of any material defects in the Losee Property, or in any portion thereof, which would materially adversely affect the insurability thereof or the cost of such insurance.

(g)           Except as set forth in Attachment C-2(A) attached hereto or as set forth in the Losee Property Documents, there are no pending, or, to Station’s actual knowledge, overtly threatened legal proceedings or actions of any kind or character with respect to the Losee Property which would materially adversely affect the Losee Property or Losee LLC’s interest therein.

(h)           Station is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code, and Station will furnish to the Company and GC, prior to the transfer of the Losee

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Membership Interest, an affidavit to that effect in form reasonably satisfactory to GC and the  Company.

(i)            Except as contained in the Losee Property Documents, to Station’s actual knowledge, there are no Leases, tenancy or occupancy agreements binding upon all or any portion of the Losee Property.

2.             The representations and warranties made in Paragraph 1 of this Exhibit C-2 shall be continuing and shall not merge into any instrument or conveyance delivered at the transfer of the Losee Membership Interest to the Company, but shall survive the transfer of the Losee Membership Interest to the Company for a period of twelve (12) months.  Notwithstanding anything to the contrary herein, to the extent Robert Solomon, John Kilduff and Jon Legarza, have actual knowledge (as of the time any such representation or warranty is made) of any incorrect statement in any representation or warranty made by Station or Parent, neither GC nor the Company can rely on such representation or warranty.  As used herein, “GC’s actual knowledge,” or similar phrases, means the current, actual personal knowledge of only Robert Solomon, John Kilduff and Jon Legarza, without investigation and without imputation of any other person’s knowledge.  As used herein, “Station’s actual knowledge,” or similar phrases, means the current, actual personal knowledge Scott Nielson, Bill Warner, Frank J. Fertitta III, Glenn Christenson or Joe Haley, without investigation and without imputation of any other person’s knowledge.  The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for any breach of any of the foregoing representations and warranties.

                3.             Notwithstanding anything herein to the contrary, Station and Parent expressly disclaim any representations and warranties regarding any contracts, leases, governmental approvals, studies or other documents executed, approved or commissioned by Station, either directly or on behalf of the Company, or by Parent.

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EXHIBIT D

New Property(ies)

1.                                       If, during the Restricted Period, a Fertitta Person or a Greenspun Person acquires or intends to acquire an interest, directly or indirectly, in whole or in part, in real property (or a direct or indirect interest in an entity that owns or acquires an interest, directly or indirectly, in whole or in part, in real property) located in whole or in part within the Restricted Area other than an Exempt Property (a “New Property”), then no later than forty five (45) days after the first to occur of the date of acquisition of such interest or the date of acquisition of a right to acquire such interest, Station (for itself or on behalf of the Fertitta Persons, if one or more Fertitta Persons other than Station is/are acquiring the interest in the New Property) or GC (for itself or on behalf of the Greenspun Persons, if one (1) or more Greenspun Persons other than GC is/are acquiring the interest in the New Property) (the “Offering Member”) shall notify the other Member (the “Other Member”) in writing of the acquisition or the right to acquire such interest (an “Acquisition Notice”), which Acquisition Notice shall (a) describe in detail the New Property and the nature and extent of the entire interest in the New Property acquired or to be acquired by the Offering Member (the “Offering Member’s Interest”), (b) describe in detail the total costs and expenses incurred or expected to be incurred by the Offering Member (and its affiliates) in acquiring and owning the New Property, including, without limitation, (i) the purchase price of the New Property or the Offering Member’s Interest, (ii) all direct carrying costs relative to the New Property or Offering Member’s Interest actually paid or incurred by the Offering Member (including, without limitation, interest on advanced amounts at such Offering Member’s then current cost of funds, insurance and property taxes) and (iii) all transaction costs (including, without limitation, closing costs, attorneys’ fees, accountants’ fees, fees of other professionals, due diligence costs, transfer taxes and prorations) (collectively, “New Property Costs”) and (c) identify the actual or contemplated date of acquisition of the Offering Member’s Interest by the Offering Member.

2.                                       The Other Member shall have the right for a period of forty five (45) days following the date of delivery of the Acquisition Notice (the “Participation Election Period”) to notify the Offering Member in writing (a “Notice to Participate”) of such Other Member’s binding, irrevocable election (a “Participation Election”) to acquire a fifty percent (50%) interest in the Offering Member’s Interest for an amount equal to fifty percent (50%) of New Property Costs, which election shall be binding on the Parties.

3.                                       If the Other Member (a) fails, for any reason, to deliver a Notice to Participate within the Participation Election Period or (b) notifies the Offering Member in writing before the expiration of the Participation Election Period of such Offering Member’s decision not to exercise its Participation Election (which notification shall be irrevocable), then the Other Member shall have no rights with respect to the New Property or the Offering Member’s Interest, except that (i) such New Property shall be subject to the Section 3.8(a) Restrictions and (ii) the Offering Member shall not (either directly or indirectly) own, develop, manage or operate such New Property as a hotel and/or gaming activity during

1

the Restricted Period.  For purposes of clarity, it shall not be deemed to be a breach of this Exhibit D,  the Agreement or the Aliante Operating Agreement for a Fertitta Person, alone or with other Fertitta Persons and/or other Persons, or a Greenspun Person, alone or with other Greenspun Persons and/or with other Persons, to acquire an interest, directly or indirectly, in whole or in part, in any such New Property in compliance with this Exhibit D which is thereafter developed during the Restricted Period with a hotel and/or casino use if and so long as such hotel and/or casino use does not open for business during the Restricted Period.

4.               If the Other Member timely delivers a Notice to Participate to the Offering Member, then within thirty (30) days after the date on which the Other Member so notifies the Offering Member, (i) the Members shall cause the Company to acquire the New Property or Offering Member’s Interest through a newly formed limited liability company that will be wholly-owned by the Company or equally by the Members, (ii) the terms of the operating agreement of such newly-formed limited liability company (the “New Property Operating Agreement”) shall be as mutually agreed to by the Members or, in the event the Members are unable to agree on the definitive terms and conditions thereof during such thirty (30)-day period, then on substantially the same terms and conditions as set forth in the Losee Operating Agreement (modified, as necessary, to reflect the differences between the New Property and the Losee Property and the terms and conditions of its purchase); provided, however, that (a) all decisions regarding the development of the New Property shall require the joint approval of both Members (or their Affiliates or representatives in the executive committee of such new limited liability company, as the case may be) and (b) there shall be no “conflict of interest” provision analogous to Section 3.8 of the Aliante Operating Agreement or other non-competition provision. GC and Station shall jointly fund the acquisition cost of such New Property with Additional Capital Contributions to the Company, which the Company shall, in turn, contribute to the new limited liability company for such purpose.

5.                                       If the Other Member timely delivers a Notice to Participate to the Offering Member but the Other Member fails to fund its share of the Additional Capital Contributions necessary to fund the purchase price of the New Property of Offering Member’s Interest (or 50% of the New Property Costs attributable thereto) in accordance with the terms set forth in Paragraph 4 above, the Offering Member may elect either (a) to treat such failure as a failure of the Other Member to deliver a Notice to Participate within the Participation Election Period as provided in Paragraph 4 above or (b) to exercise all rights and remedies under applicable law for breach of the agreements set forth in this Exhibit D.

6.                                       If the Other Member timely delivers a Notice to Participate to the Offering Member but the Offering Member fails to transfer the Offered Member’s Interest (or New Property, as applicable) or to fund its share of the Additional Capital Contributions necessary to fund the purchase price of the Offering Member’s Interest or the New Property in accordance with the terms set forth in Paragraph 4 above, the Other Member may elect either (a) to require specific performance by the Offering Member of its Additional Capital Contribution obligations in accordance with the term set forth in Paragraph 4 above and the Offering Member hereby consents to such remedy, if so elected by the Other

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Member, or (b) to exercise all rights and remedies under applicable law for breach of the agreements set forth in this Exhibit D.

7.             The Members acknowledge and agree that money damages would not be an adequate remedy for any breach of this Exhibit D and that a Member, may in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond) in order to enforce or prevent any violation of the provisions of this Exhibit D, and both Members acknowledge the right of the other Member to obtain specific performance and or injunctive relief (without posting a bond) in accordance with this Exhibit D.

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EXHIBIT E

Legal Description of Losee Property

PARCEL ONE (1):

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 13, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.B.&M, DESCRIBED AS FOLLOWS:

LOT ONE (1) AND TWO (2) OF THAT CERTAIN PARCEL MAP ON FILE IN FILE 71, PAGE 75 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 13, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.B.&M.

BEING FURTHER DESCRIBED AS LOT ONE (1) OF THAT CERTAIN CERTIFICATE OF LAND DIVISION NO. 91-80 RECORDED JULY 18, 1980 IN BOOK 1250 AS DOCUMENT NO. 1209181, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM THE NORTH THIRTY (30) FEET, THE EAST FORTY (40) FEET, AND THAT CERTAIN SPANDREL AREA LOCATED IN THE NORTHEAST CORNER (NE COR.) AS CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY DEED RECORDED JULY 8, 1980 IN  BOOK 1250 AS DOCUMENT NO. 1209182, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL THREE (3):

THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 13, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.B.&M.

EXCEPTING THEREFROM THE SOUTH FIFTY (50) FEET AND THE EAST 40 FEET, AS CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY DEED RECORDED JULY 8, 1980 AS DOCUMENT NO. 1201982 IN BOOK 1250 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

BEING FURTHER DESCRIBED AS LOT 2 OF THAT CERTAIN CERTIFICATE OF LAND DIVISION RECORDED JULY 8, 1980 AS DOCUMENT NO. 1209181 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL FOUR (4):

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THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 13, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.B.&M.;

ALSO KNOWN AS LOT THREE (3) OF CERTIFICATE OF LAND DIVISION NO. 91-80, RECORDED JULY 8, 1980 IN BOOK 1250 AS DOCUMENT NO. 1209181, OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

EXCEPTING THEREFROM THE WEST 30.00 FEET, THE SOUTH 50.00 FEET, AND THAT CERTAIN SPANDREL AREA LOCATED IN THE SOUTHWEST CORNER (SW COR.) THEREOF AS CONVEYED TO CLARK COUNTY FOR ROAD PURPOSES BY THAT CERTAIN DEED RECORDED JULY 8, 1980 IN BOOK 1250 AS DOCUMENT NO. 1209182, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL FIVE (5):

THE NORTHWEST QUARTER (NW ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 13, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.B.&M.

EXCEPTING THEREFROM THE NORTH 30 FEET AND WEST 30 FEET, AS CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY DEED RECORDED JULY 8, 1980, IN BOOK 1250, AS INSTRUMENT/FILE NO. 1209182, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

BEING FURTHER DESCRIBED AS LOT 4 OF THAT CERTAIN CERTIFICATE OF LAND DIVISION RECORDED JULY 8, 1980 AS INSTRUMENT/FILE NO. 1209181, CLARK COUNTY, NEVADA

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EXHIBIT F

NOTICE ADDRESSES

Company:	Aliante Holding, LLC
c/o Aliante Station, LLC
c/o Station Casinos, Inc.
2411 Sahara Avenue
Las Vegas, NV 89102
Attention: Frank J. Fertitta III

and

G.C. Aliante, LLC
c/o The Greenspun Corporation
901 North Green Valley Parkway, Suite 210
Henderson, NV 89074
Attention: Brian L. Greenspun

GC:	G.C. Aliante, LLC
c/o The Greenspun Corporation
901 North Green Valley Parkway, Suite 210
Henderson, NV 89074
Attention: Brian L. Greenspun

with a copy to:	The Greenspun Corporation
901 North Green Valley Parkway
Suite 210
Henderson, NV 89014
Attention: Key Reid

Station:	Aliante Station, LLC
c/o Station Casinos, Inc.
2411 Sahara Avenue
Las Vegas, NV 89102
Attention: Frank J. Fertitta III

with a copy to:	Aliante Station, LLC
c/o Station Casinos, Inc.
2411 Sahara Avenue
Las Vegas, NV 89102
Attention: Richard J. Haskins, Esq.

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EXHIBIT G

Initial Members and Membership Interests

G.C. Aliante, LLC, a Nevada limited liability company	50%

Aliante Station, LLC, a Nevada limited liability company	50%

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TO BE UPDATED BASED ON

THE UPDATED TITLE COMMITMENT, EFFECTIVE DATE 11/7/05

EXHIBIT H-1

Permitted Exceptions (Aliante Property)

1.                                       The matters listed on Schedule B of the Title Commitment, No. 05-09-1341-DTL (1st Amendment), issued by the Nevada Title Company, dated as of November 17, 2005, at 7:30 a.m.(the “TC”), except:

(a)                                  the real property taxes covered by Exception No. 1 on Schedule B-Section II of the TC shall be shown as current  as of the Contribution Date;

(b)                                 the Special Assessment for Improvement District No. 60 covered by Exception No. 2 on Schedule B-Section II of the TC shall be shown as current as of the Contribution Date NOTE:  The Special Assessment against the Aliante Property is subject to adjustment based upon a final allocation by the assessment engineer not to exceed $1,604,543.68;

(c)          Title Policy to include affirmative insurance that as of the date of the policy there are no supplemental or recapture taxes;

(d)                                 the cell tower agreement reflected on Exception No.15 on Schedule B-Section II of the TC shall be deemed to be a Permitted Exception only if all rights, titles, and interests of the licensor/grantor thereunder shall be assigned by the Company as of the Contribution Date.  If such agreement shall be terminated or replaced with a permanent or relocated cell tower license, lease or easement, then such Exception No. 15 shall not be deemed to be a Permitted Exception, and the replacement cell tower license, lease or easement approved by the Executive Committee shall be deemed to be a Permitted Exception;

(e)                                  if the drainage easement shown as Exception No. 16 on Schedule B-Section II of the TC shall be relocated as provided in Section 3.2 of the Agreement, such Exception No. 16 shall not be deemed to be a Permitted Exception and the relocated easement shall be deemed to be a Permitted Exception; and

(f)                                    Exception No. 18 shall not be deemed Permitted Exceptions.

2.                                       Matters to be identified on a survey of the Aliante Property to be delivered prior to the Contribution Date, except for those matters set forth as exceptions (a) through (e) under paragraph no. 1 with respect to the TC.

3.                                       Declaration of Covenants, Conditions and Restrictions in substantially the form as attached hereto.

4.                                       Unrecorded license agreements in form and substance approved by the Executive Committee with respect to the temporary placement of construction trailers and spoils

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(including caliche) stockpile on portions of the Aliante Property by an affiliate of GC and by a third party.

5.                                       Those matters affecting title, created by, through and under the Company or the Manager, or with the prior written approval of the Company, the Manager or the Executive Committee, as the case may be

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EXHIBIT H-2

Permitted Exceptions (Losee Property)

1.                                       Those matters shown as exceptions in that certain Owner’s Policy of Title Insurance No. A60-0527944 issued by Commonwealth Land Title Insurance Company, dated October 11, 2005, naming Losee LLC as insured.

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EXHIBIT I

Articles of Organization

See attached.

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SCHEDULE 4.1(a)

GC’s Initial Capital Contribution

1.             As its Initial Capital Contribution, on the Contribution Date, GC shall contribute to the Company one hundred (100%) of the issued and outstanding membership interests in Aliante LLC (the “Aliante Membership Interests”) pursuant to an Assignment of Membership Interest in the form attached as Attachment III. Prior to such conveyance, GC shall assign or cause its affiliate to assign to Aliante LLC all rights of Developer under Section 6.05 of the Development Agreement, recorded on April 8, 2002 in Book 20020408 as Document No. 00884 of the Clark County Official Records, to be granted permits to install two (2) Billboards (as defined in such Development Agreement) on the Resort Property.

2.             Prior to or concurrently with making its Initial Capital Contribution, GC shall, at its sole cost and expense, (a) take all steps necessary to transfer all transferable land use permits and approvals theretofore issued with respect to the Aliante Property to Aliante LLC and (b) provide Aliante LLC with, or cause Aliante LLC to obtain, a 1970 ALTA extended coverage owner’s policy of title insurance (the “Aliante Owner’s Policy”) issued by Nevada Title in the amount of $50,000,000 insuring Aliante LLC’s title in and to the Aliante Property, subject only to the Permitted Exceptions set forth on Exhibit H-1 to the Agreement and those additional encumbrances approved by the Executive Committee.

3.             Upon the making of its Initial Capital Contribution, GC shall be entitled to a credit to its Capital Account in the amount of $50,000,000.  Real estate taxes, assessments, and other taxes, fees, and costs customarily prorated in commercial real estate transactions in the Las Vegas, Nevada area, shall be prorated between GC and Aliante LLC as on the Contribution Date.

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SCHEDULE 4.1(b)

Station’s Initial Capital Contribution

1.             As its Initial Capital Contribution, on the Contribution Date, Station shall contribute to the Company (a) one hundred percent (100%) of the issued and outstanding membership interests in Losee LLC (the “Losee Membership Interests”) pursuant to an Assignment of Membership Interest in the form attached as Attachment IV and (b) $2,190,330.00 in immediately available funds.

2.             Prior to or concurrently with making its Initial Capital Contribution,  Station shall, at its sole cost and expense, (a) take all steps necessary to transfer all transferable land use permits and approvals theretofore issued with respect to the Losee Property to Losee LLC  and (b) provide Losee LLC with, or cause Losee LLC to obtain, a 1970 ALTA extended coverage owner’s policy of title insurance (the “Losee Owner’s Policy”) issued by Nevada Title in the amount of $47,000,000 insuring Losee LLC’s title in and to the Losee Property, subject only to the Permitted Exceptions set forth on Exhibit H-2 to the Agreement and those additional encumbrances approved by the Executive Committee.

3.             Upon the making of its Initial Capital Contribution, Station shall be entitled to a credit to its Capital Account in the amount of $50,000,000.  Real estate taxes, assessments, and other taxes, fees, and costs customarily prorated in commercial real estate transactions in the Las Vegas, Nevada area, shall be prorated between Station and Losee LLC as on the Contribution Date.

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ATTACHMENT I

Form of Aliante Operating Agreement

See attached.

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ATTACHMENT II

Form of Losee Operating Agreement

See attached

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ATTACHMENT III

Form of GC Assignment of Membership Interest

See attached

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ATTACHMENT IV

Form of Station Assignment of Membership Interest

See Attached

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